File No. 811-04347.
As filed with the Securities and Exchange Commission on
July 25, 2008.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940

Amendment No. 163	☑
(Check appropriate box or boxes)
GMO Trust
(Exact name of registrant as specified in charter)
c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
(Address of principal executive offices)
(617) 330-7500
(Registrant’s Telephone Number, including Area Code)

J.B. Kittredge, Esq.
GMO Trust
40 Rowes Wharf
Boston, Massachusetts 02110
(Name and address of agent for service)

Copy to:
Thomas R. Hiller, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110

It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

THIS FILING RELATES SOLELY TO GMO FLEXIBLE EQUITIES FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED HEREBY.

PRIVATE PLACEMENT MEMORANDUM
August 1, 2008
GMO Flexible Equities Fund
40 Rowes Wharf, Boston, Massachusetts 02110
     GMO Flexible Equities Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors whose assets are managed in an asset allocation strategy by Grantham, Mayo, Van Otterloo & Co. LLC’s (the “Manager” or “GMO”) Asset Allocation Division.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC
___________________________
     This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated August 1, 2008, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
     This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is GMO (see “Management of the Fund” below for a description of the Manager). Consistent with the Fund’s investment objective and then-current policies, GMO may change the Fund’s strategies and/or the investments used to effect those strategies. The Fund, by itself, is not intended to provide a complete investment program, and an investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
     Investment objective
     The investment objective of the Fund is total return in excess of its benchmark. There can be no assurance that the Fund will achieve its investment objective.
     Principal investment strategies
     The Manager plans to pursue the Fund’s investment objective principally by investing in equity securities traded in any of the world’s securities markets based on the Manager’s assessment of relative opportunities in those markets. When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. When used in this Private Placement Memorandum, the term “equity investments” refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts.
     The Fund may make equity investments in companies from any country, including the U.S. In selecting stocks for the portfolio, the Manager may utilize proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and/or positive market sentiment. In selecting the countries in which to invest and determining the Fund’s exposures, the Manager may consider many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential and market sentiment. In addition, the Manager may employ fundamental investment techniques in selecting investments for the Fund’s portfolio. Under normal circumstances, the Fund invests at least 80% of its assets in equity investments.
     The Fund may make equity investments of all types, including equities issued by foreign and/or U.S. companies, growth and/or value style equities, and equities of any market capitalization. In addition, the Fund is not restricted in its exposure to any market or type of equity security, and may invest all its assets in a limited number of equity securities of companies in a single country and/or capitalization range. The Fund could be subject to material losses from a single investment.
     Initially, the Fund expects to focus its investments in equity securities of companies doing business in, or otherwise tied economically to, Japan. The Manager may modify or eliminate this (or any other) strategy, or add new strategies, at any time.
     The Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter (“OTC”) derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g. creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by shifting investment exposure; and/or (iv) adjust its foreign currency exposure. The Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments and/or its benchmarks.
     Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund’s investments more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional transaction costs and may result in additional taxable income for its shareholders.
     Benchmark
     The Fund’s primary benchmark is the MSCI World Index, a global developed markets equity index that is independently maintained and published by Morgan Stanley Capital International. The Fund will also measure its performance against one or more secondary benchmarks, including, because of its initial strategy, the MSCI Japan Index, an index of equity securities issued by Japanese companies that is independently maintained and published by Morgan Stanley Capital International. In the future, the Manager may change one or more of the Fund’s benchmarks to other recognized equity indices based on the specific investments and strategies pursued by the Fund. The Fund does not seek to control risk relative to the MSCI World Index or any other benchmark.
     Principal risks of investing in the Fund
     The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.
•	MANAGEMENT RISK
     The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Fund may buy securities not included in its benchmarks, hold securities in very different proportions than its benchmarks, and/or engage in other strategies that may cause the Fund’s performance to differ dramatically from (and/or be uncorrelated with or negatively correlated with) that of its benchmarks. In those cases, the Fund’s performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmarks and/or to utilize those other strategies in a way that adds value relative to the benchmarks. The nature of the risks assumed as a result of the Fund’s derivative positions and other investments may cause the Fund to incur significant losses.

•	MARKET RISK — EQUITY SECURITIES
     The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the equity securities owned by the Fund. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
     The Fund invests a substantial portion of its assets in equities. As a result, declines in stock market prices in general over short or extended periods can result in declines in the value of the Fund’s investments.
•	FOREIGN INVESTMENT RISK
     Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may fluctuate more rapidly and to a greater degree than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.
     In addition, because the Fund from time to time may invest a significant portion of its assets in the securities of issuers based in emerging countries, it is subject to greater foreign investment risk than Funds investing primarily in more developed foreign countries. These risks include: greater fluctuations in currency exchange rates; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on a Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; companies that are smaller and more recently organized; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

•	FOCUSED INVESTMENT RISK
     A fund whose investments are focused in particular countries, regions, or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) is subject to greater overall risk than funds whose investments are more diversified. Therefore, the Fund should only be considered as part of a diversified portfolio that includes other investments.
     Because the Fund may invest a significant portion of its assets in investments tied economically to a particular geographic region or foreign country, the Fund has more exposure to regional and country economic risks than funds making foreign investments throughout the world’s economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a Fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. For example, initially all or substantially all of the Fund’s assets will be invested in Japanese equity securities. As such, the Fund will be particularly vulnerable to events or market conditions affecting Japanese companies.
     Because the Fund may focus its investments in companies in a particular industry, it may be especially vulnerable to events affecting companies in that industry because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.
•	CURRENCY RISK
     Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to the U.S. dollar. In the case of hedging positions, currency risk includes the risk that the U.S. dollar will decline in value relative to the foreign currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.
     The Fund may use derivatives to acquire a position in currencies whose value is expected to correlate with the value of currencies the Fund owns, wants to own, or is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the derivative. The Fund also may take active currency positions and hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of those securities.
     Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly acquire derivatives on foreign currencies and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under “Leveraging Risk.” In addition, consistent with industry practice, the obligations of counterparties in currency derivatives may not be secured by collateral, which increases counterparty risk (see “Credit and Counterparty Risk” below).
•	LIQUIDITY RISK
     The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit the Fund’s ability to sell particular securities or close out derivative positions at an advantageous price. Because the Fund’s principal investment strategies involve the use of derivatives, (in particular OTC derivatives) it has increased exposure to liquidity risk. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). The Fund also may be exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).
•	SMALLER COMPANY RISK
     The Fund may invest in equity securities of companies with smaller market capitalizations. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets, or financial resources or they may depend on a few key employees. In addition, the securities of companies with smaller market capitalizations generally are less widely held than the securities of companies with larger market capitalizations. The securities of companies with smaller market capitalizations generally trade less frequently and in lesser quantities than more widely held securities and their market prices may fluctuate more than those of other securities. They also may trade in the OTC market or on a regional exchange, or may otherwise have limited liquidity. Investments in less seasoned companies with smaller market capitalizations may present greater total return opportunities but also involve greater risks than customarily are associated with investments in more established companies with larger market capitalizations.
•	NON-DIVERSIFICATION RISK
     Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a “diversified” investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, it may be subject to greater credit, market, and other risks than if the Fund were “diversified.”
•	LARGE SHAREHOLDER RISK
     Because shares of the Fund are expected to be held only by GMO Funds and certain other accredited investors whose assets are managed in an asset allocation strategy by the Manager’s Asset Allocation Division, the Fund is subject to the risk that these shareholders will reallocate or rebalance their investments. Asset allocation decisions by the Manager will likely result in substantial redemptions from (or investments into) the Fund, forcing the Fund to have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. These transactions may adversely affect the Fund’s performance. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in capital gains, and also may increase transaction costs. These transactions potentially limit the use of any capital loss carryforwards to offset future net realized gains and may limit or prevent the Fund’s ability to use tax equalization.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
     The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
     The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might prevent for the Fund from implementing its investment program for a period of time. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.
•	DERIVATIVES RISK
     The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, volatility, and related indices. The Fund may use derivatives for many purposes. The SAI contains a description of the various derivatives the Fund may utilize.
     The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards; see “Currency Risk” above), that require collateral but in which the Fund’s security interest is not perfected, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even derivatives with regular mark-to-market provisions have one or two day lags between market movements and the deadline for posting additional collateral. When the counterparties’ obligations are not secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.
     Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, the derivatives may be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.
     Suitable derivatives may not be available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk exposure.
•	LEVERAGING RISK
     The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.
     The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of its derivative positions. As a result, the Fund’s net long or short exposure may have a net notional value in excess of its net assets.
•	CREDIT AND COUNTERPARTY RISK
     This is the risk that the counterparty to an OTC derivative contract or a borrower of the Fund’s securities will be unable or unwilling to make timely interest or settlement payments or otherwise to honor its obligations. The Fund is exposed to this risk because it uses OTC derivatives (such as forward foreign currency contracts and/or swap contracts, as described in “Derivatives Risk” above) in implementing its investment program. It also is exposed to this risk to the extent it lends its portfolio securities or uses repurchase agreements. There can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. Counterparty risk also may be more pronounced if a counterparty’s obligations are not secured by collateral, the Fund’s interest in the collateral is not perfected, or the instrument is not marked-to-market.

Fees and expenses
     The table below shows the expected cost of investing in the Fund.
Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):

	Class III	Class VI

Management fee	0.55%	0.55%
Shareholder Service Fee	0.15%	0.055%
Other expenses	0.07%[1]	0.07%[1]
Total annual operating expenses	0.77%	0.68%
Expense reimbursement	0.07%[2]	0.07%[2]
Net annual expenses	0.70%	0.61%

[1]	“Other expenses” reflect the aggregate of estimated direct expenses associated with an investment in the Fund and the estimated indirect net expenses associated with the Fund’s investment in certain other pooled investment vehicles (the “underlying funds”). Amounts do not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Net fees and expenses of underlying funds are estimated to be less than 0.01%. The amount indicated above reflects the Manager’s annualized estimate of the Fund’s expenses for its initial fiscal year.

[2]	The Manager has contractually agreed to reimburse the Fund through at least June 30, 2009 to the extent the Fund’s total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes)) exceed 0.55% of the Fund’s average daily net assets.
     Historical information about the performance and risk profile for the Fund will be available at the GMO website (www.gmo.com) and is incorporated by reference into this Private Placement Memorandum.
MANAGEMENT OF THE FUND
     GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of April 30, 2008, GMO managed on a worldwide basis more than $138 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
     Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management and shareholder services to the Fund, the Manager administers the Fund’s business affairs.

     Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.
     The Manager’s annual compensation for investment management services rendered is 0.55% of the Fund’s average daily net assets for each class of shares.
     A discussion of the basis for the Trustees’ approval of the Fund’s initial investment management contract will be included in the Fund’s annual or semiannual shareholder report for the period during which the Trustees approved that contract.
     GMO’s Asset Allocation Division is responsible for overall investment management of the Fund. Other investment divisions may, at the direction of the Asset Allocation Division, be responsible for selecting the Fund’s investments. Initially, the International Quantitative Division will be responsible for such decisions. Each Division’s investment professionals work collaboratively to manage the Fund’s portfolio. No one person is primarily responsible for day-to-day investment management of the Fund.
     Ben Inker is the senior member and director of the Asset Allocation Division. Mr. Inker has been a senior member of the Division since 1996. As senior member and director of the Division, Mr. Inker allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
     Tom Hancock is the senior member and director of the International Quantitative Division. Dr. Hancock has been a senior member of the Division since 1998. As senior member and director of the Division, Dr. Hancock allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
     Sam Wilderman is the senior member and director of the U.S. Quantitative Division. Mr. Wilderman has been a senior member of the Division since 2005. As senior member and director of the Division, Mr. Wilderman allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
     The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian and Fund Accounting Agent
     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund’s custodian and fund accounting agent.
Transfer Agent
     State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s transfer agent.
DETERMINATION OF NET ASSET VALUE
     The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The

Fund’s NAV per share for a class of shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
     The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	NAV at the time of valuation of shares of the Fund
“Fair Value” Pricing
     For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
     With respect to the Fund’s use of “fair value” pricing, you should note the following:
•	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.

•	Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities in those markets or on those exchanges do not reflect events that occur after they close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund’s foreign equity securities be valued by third-party vendors using fair value prices based on modeling tools.
     The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
     The Manager evaluates primary pricing sources from time to time, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied by another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
     The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end.
     To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.

     The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
     Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
     Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application, and IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required), is on file with GMO. Please consult your tax advisor to ensure all tax forms provided to the Trust are completed properly and in good order.
     Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
•	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved by GMO for later payment.
     If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If the good order purchase request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open.
     To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

     The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
     Minimum investment amounts (by class) are set forth in the tables on pages 17 and 18 of this Private Placement Memorandum. No minimum additional investment is required to purchase additional shares of a class of the Fund. The Trust may waive initial minimums for some investors.
     Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
     Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm good order receipt and acceptance of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Purchase requests delivered by facsimile are “received” by the Trust when such facsimile is actually received by the Trust or its agent.
     Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
•	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011-001-438
Attn: Transfer Agent
Credit: GMO Deposit Account 55555-4444
Further credit: GMO Flexible Equities Fund/Account name and number
•	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company Transfer Agency/GMO P.O. Box 642 Mail Code JHT2920 Boston, MA 02117-0642	State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street 29th Floor — Mail Code JHT2920 Boston, MA 02116

•	in exchange for securities acceptable to the Manager
•	securities must be approved by the Manager prior to transfer to the Fund

•	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
     Frequent Trading Activity. The Trustees have adopted procedures designed to detect and prevent frequent trading activity that is harmful to certain other GMO Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of such funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such funds and their shareholders. Because GMO generally has investment discretion over purchases and sales of Fund shares, these procedures do not limit frequent trading of the Fund.
HOW TO REDEEM SHARES
     Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
     Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
     If the redemption request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the good order redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm good order receipt of your redemption request. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on the account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time on the redemption date.

     Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
     If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption proceeds in whole or in part with securities held by the Fund instead of cash.
     If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
•	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
     If a redemption is paid with securities, it is important for you to note:
•	securities used to redeem Fund shares will be valued as set forth under “Determination of Net Asset Value”

•	securities distributed by the Fund will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

•	in-kind redemptions generally are treated by shareholders for tax purposes the same as redemptions paid in cash

•	in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
     The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE is closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.

     Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares held by certain shareholders to prevent the shareholder from becoming an affiliated person of the Fund.
     Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares — Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm good order receipt and acceptance of redemption requests.
MULTIPLE CLASSES
     The Fund offers multiple classes of shares. The sole economic difference between the Class III and Class VI shares of the Fund is the shareholder service fee they bear for client and shareholder service, reporting and other support. Differences in the fee reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the shareholder service fee generally is lower for classes requiring greater minimum total investment under GMO’s management.
Minimum Investment Criteria for Class III Eligibility

			Shareholder Service Fee
	Minimum Total Fund	Minimum Total	(as a % of average
	Investment	Investment[1]	daily net assets)
Class III Shares	N/A	$10 million	0.15%
Minimum Investment Criteria for Class VI Eligibility

Minimum Total
		Investment (including	Shareholder Service Fee
	Minimum Total Fund	Minimum Fund	(as a % of average
	Investment	Investment)[1]	daily net assets)
Class VI Shares	$300 million	$750 million (including	0.055%
$35 million in Fund)

[1]	The eligibility requirements in the table above are subject to certain exceptions and special rules for certain plan investors investing through financial intermediaries. See discussion immediately following these tables for more information about these exceptions and special rules.

     Eligibility to purchase different classes of the Fund shares depends on the client’s meeting either (i) the minimum “Total Fund Investment” set forth in the above tables, which includes only a client’s total investment in the Fund, or (ii) the minimum “Total Investment” set forth in the above tables, calculated as described below; provided that clients who qualify for Class VI Shares of the Fund as a result of satisfying the minimum Total Investment requirement for the class also may be required to make a minimum investment in the Fund as set forth in the above tables.
     A client’s Total Investment equals the market value of all the client’s assets managed by GMO and its affiliates (1) at the time of initial investment, (2) at close of business on the last business day of each calendar quarter, or (3) at other times as determined by the Manager (each, a “Determination Date”).
     Upon request, GMO may permit a client to undertake in writing to meet the applicable Total Fund Investment or Total Investment over a specified period. If the client’s goal is not met by the time specified in the letter (the “Commitment Date”), the client will be converted on the next Determination Date to the class of shares for which the client satisfied all minimum investment requirements as of the Commitment Date.
     You should note:
•	No minimum additional investment is required to purchase additional shares of the Fund for any class of shares.

•	The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

•	Eligibility requirements for each class of shares are subject to change upon notice to shareholders.

•	The Trust may waive eligibility requirements for certain accounts or special situations (e.g., GMO Funds that invest in other GMO Funds may invest in the least expensive class of those GMO Funds in operation at the time of investment).

•	In general, all investments by defined contribution plans through an intermediary are invested in Class III Shares.
Conversions between Classes
     Each client’s Total Fund Investment and Total Investment are determined by GMO on each Determination Date. Based on this determination, and subject to the following, each client’s shares of the Fund identified for conversion will be converted to the class of shares of the Fund with the lowest Shareholder Service Fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). With respect to the Fund:
•	To the extent a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the client on the Determination Date, the client’s shares identified for conversion will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

•	To the extent a client no longer satisfies all minimum investment requirements for the class of shares held by the client on the last Determination Date of a calendar year, the Trust will convert the client’s shares to the class that is then being offered bearing the lowest shareholder service fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher shareholder service fee than the class then held by the client). To the extent the client no longer satisfies all minimum investment requirements for any class of the Fund as of the last Determination Date of a calendar year or to the extent there is an abusive pattern of investments and/or redemptions, the Trust will convert the client’s shares to the class of the Fund then being offered bearing the highest shareholder service fee unless the value has increased prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares. Notwithstanding the foregoing, a client’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice by the Trust. To the extent that the client makes an additional investment and/or the value of the client’s shares otherwise increases prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares, the client will remain in the class of shares then held by the client. Solely for the purpose of determining whether a client has satisfied the additional investment requirements referenced in the preceding sentence, the value of the client’s shares shall be the greater of (A) the value of the client’s shares on the relevant Determination Date and (B) the value of the client’s shares on the date that notice is sent to the client hereunder. If the client is not able to make an additional investment in the Fund solely because the Fund is closed to new investment or is capacity constrained, the client will remain in the class of shares then held by the client unless the Manager approves reopening the Fund to facilitate an additional investment. Any conversion of a client’s shares to a class of shares bearing a higher shareholder service fee will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments and/or redemptions, on any other date pursuant to the Manager’s discretion.
     The Trust has been advised by counsel that, for tax purposes, the conversion of a client’s investment from one class of shares of the Fund to another class of shares of the Fund should not result in the recognition of gain or loss in the shares that are converted. The client’s tax basis in the new class of shares immediately after the conversion should equal the client’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.
DISTRIBUTIONS AND TAXES
     The Fund’s policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by the Fund. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.
     All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust.
     The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders may include certain other GMO Funds. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those Funds for a summary of the tax consequences applicable to them. It is important for you to note:
•	The Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less are taxable to shareholders as ordinary income.

•	If the Fund realizes capital losses in excess of capital gains for any taxable year, these excess losses will carry over and offset capital gains realized in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) such losses have been fully utilized to offset realized capital gains, whichever comes first. The Fund’s ability to utilize these losses in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

•	For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

•	Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the U.S. federal income tax laws will generally not be taxable. Special tax rules apply to investments through such plans. Shareholders should consult their tax advisors to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in the Fund) from such a plan.

•	Distributions by the Fund are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from a shareholder’s sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

•	The Fund’s investments in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains. Those taxes will reduce the Fund’s yield on these securities. The foreign withholding tax rates applicable to the Fund’s investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction (but not both) for foreign taxes paid by the Fund. See “Taxes” in the SAI for more information.

•	The Fund’s investments in certain types of securities and other assets, including certain types of foreign securities, foreign currencies, and assets “marked to the market” for U.S. federal income tax purposes may increase or accelerate the Fund’s recognition of income, including the recognition of taxable income in excess of the cash generated by those investments. These investments, therefore, may affect the timing, character, and/or amount of the Fund’s distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

•	The Fund’s use of derivatives (such as options, futures, and swap contracts) and securities lending may affect the timing, character, and/or amount of income recognized by its shareholders. See “Taxes” in the SAI for more information.
     The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

GMO TRUST
ADDITIONAL INFORMATION
     The Fund’s annual and semiannual reports to shareholders (when available) will contain additional information about the Fund’s investments. The Fund’s annual report (when available) will contain a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its initial fiscal year. The Fund’s annual and semiannual reports (when available) will be, and the Fund’s SAI is, available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
     You can review and copy the Private Placement Memorandum, SAI, and reports (when available) at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.
     Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

GMO TRUST
GMO Alternative Asset Opportunity Fund
GMO Flexible Equities Fund
GMO Short-Duration Collateral Fund
GMO Special Purpose Holding Fund
GMO Special Situations Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
STATEMENT OF ADDITIONAL INFORMATION
August 1, 2008
This Statement of Additional Information is not a prospectus. It relates to the Private Placement Memorandum for each of GMO Alternative Asset Opportunity Fund, GMO Short-Duration Collateral Fund, GMO Special Purpose Holding Fund, GMO Special Situations Fund, GMO Taiwan Fund, and GMO World Opportunity Overlay Fund, each dated June 27, 2008, as amended from time to time thereafter, and the Private Placement Memorandum for GMO Flexible Equities Fund, dated August 1, 2008, as amended from time to time thereafter (collectively, the “Private Placement Memoranda”), and should be read in conjunction therewith. GMO Alternative Asset Opportunity Fund, GMO Flexible Equities Fund, GMO Short-Duration Collateral Fund, GMO Special Purpose Holding Fund, GMO Special Situations Fund, GMO Taiwan Fund and GMO World Opportunity Overlay Fund (the “Funds”) are each a series of GMO Trust (the “Trust”). Information from the Private Placement Memorandum is, and the annual report to shareholders of each Fund offered through the Private Placement Memoranda is (or, in the case of GMO Flexible Equities Fund, will be when available), incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of each Fund offered through the Private Placement Memoranda may be obtained (in the case of the annual report to shareholders of GMO Flexible Equities Fund, when available) free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at 1-617-346-7646.

Table of Contents

INVESTMENT OBJECTIVES AND POLICIES	1
FUND INVESTMENTS	1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS	3
USES OF DERIVATIVES	40
INVESTMENT RESTRICTIONS	58
DETERMINATION OF NET ASSET VALUE	62
DISTRIBUTIONS	62
TAXES: FLEXIBLE EQUITIES FUND, SHORT-DURATION COLLATERAL FUND, TAIWAN FUND	63
TAXES: ALTERNATIVE ASSET OPPORTUNITY FUND, SPECIAL PURPOSE HOLDING FUND, WORLD OPPORTUNITY OVERLAY FUND	78
MANAGEMENT OF THE TRUST	98
INVESTMENT ADVISORY AND OTHER SERVICES	105
PORTFOLIO TRANSACTIONS	111
PROXY VOTING POLICIES AND PROCEDURES	114
DISCLOSURE OF PORTFOLIO HOLDINGS	114
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES	117
VOTING RIGHTS	120
SHAREHOLDER AND TRUSTEE LIABILITY	121
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUNDS’ SHARES	121
FINANCIAL STATEMENTS	124
APPENDIX A — SPECIMEN PRICE MAKE-UP SHEET	A-1
APPENDIX B — COMMERCIAL PAPER AND CORPORATE DEBT RATINGS	B-1
APPENDIX C — PROXY VOTING POLICIES AND PROCEDURES	C-2

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Each Fund is a series of the Trust. The Trust is a “series investment company” that consists of separate series of investment portfolios (the “Series”), each of which is represented by a separate series of shares of beneficial interest. Each Series’ manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.
INVESTMENT OBJECTIVES AND POLICIES
The investment objective and principal strategies of, and risks of investing in, each Fund are described in each Fund’s Private Placement Memorandum. Unless otherwise indicated in a Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Funds may be changed without shareholder approval.
FUND INVESTMENTS
The chart on the following page indicates the types of investments that each Fund is generally permitted (but not required) to make. A Fund may, however, make other types of investments provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing. With respect to Special Purpose Holding Fund, as discussed in “Fund Summary—Principal Investment Strategies” in the Private Placement Memorandum, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities.
Investors should note that, when used in this Statement of Additional Information, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, a Fund may invest indirectly or make indirect investments by investing in another Fund or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset or, with respect to Alternative Asset Opportunity Fund, the Fund may invest indirectly or make indirect investments by investing in Short-Duration Collateral Fund. Accordingly, the following chart indicates the types of investments that a Fund is directly or indirectly permitted to make.

	Alternative Asset	Flexible Equities	Short-Duration	Special Purpose	Special Situations		World Opportunity
	Opportunity Fund	Fund	Collateral Fund	Holding Fund	Fund	Taiwan Fund	Overlay Fund
U.S. Equity Securities	X	X	X		X	X	X
Foreign Investments—Foreign Issuers[1]	X	X	X		X	X	X
Foreign Investments—Foreign Issuers (Traded on U.S. Exchanges) [1]	X	X	X		X	X	X
Foreign Investments—Emerging Countries[1]	X	X	X		X	X	X
Securities Lending	X	X	X		X	X	X
Depository Receipts	X	X			X	X
Convertible Securities	X	X	X		X	X	X
Preferred Stocks					X	X
Warrants and Rights	X	X	X		X	X	X
Options and Futures	X	X	X		X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X		X	X	X
Foreign Currency Transactions	X	X	X		X	X	X
Repurchase Agreements	X	X	X		X		X
Debt and Other Fixed Income Securities	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Long and Medium Term Corporate & Government Bonds[2]	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Short-Term Corporate & Government Bonds[2]	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Municipal Securities[3]		X			X
Cash and Other High Quality Investments	X	X	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X	X	X
Real Estate Investment Trusts and other Real Estate-Related Investments	X	X			X	X
Asset-Backed and Related Securities	X		X	X	X		X
Adjustable Rate Securities	X		X	X	X		X
Below Investment Grade Securities	X	X	X	X	X		X
Zero Coupon Securities	X		X		X		X
Indexed Securities	X	X	X		X	X	X
Structured Notes	X	X	X		X	X	X
Firm Commitments and When-Issued Securities	X	X	X		X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X		X		X		X
Commodity-Related Investments	X
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X		X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X	X	X
Investments in Other Investment Companies—Shares of Other GMO Trust Funds	X				X
Units of GMO SPV I, LLC[4]				X
Investments in Subsidiary Companies—Shares of Wholly-Owned Subsidiary[5]	X				X

[1]	For more information, see, among other sections, “Fund Summary—Principal Risks of Investing in the Fund—Foreign Investment Risk” in the relevant Private Placement Memorandum and “Descriptions and Risks of Fund Investments—Risks of Foreign Investments” herein.

[2]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—U.S. Government Securities and Foreign Government Securities” herein.

[3]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—Municipal Securities” herein.

[4]	For more information, see, among other sections, “Fund Summary—Principal Investment Strategies” and “—Principal Risks of Investing in the Fund—Litigation-Related Risk” in the Special Purpose Holding Fund Private Placement Memorandum.

[5]	For more information, see, among other sections, “Descriptions and Risks of Fund Investment—Investments in Wholly-Owned Subsidiary” herein.
(Note: Some of the footnotes to the above chart refer investors to various risks described in the “Fund Summary—Principal Risks of Investing in the Fund” section of the Private Placement Memoranda for more information relating to a particular type of investment listed in the chart. The presence of such a risk cross reference for a particular Fund investment is not intended to indicate that such risk is a principal risk of that Fund, and instead is intended to provide more information regarding the risks associated with the particular investment. Please refer to the “Fund Summary—Principal Risks of Investing in the Fund” sections of each Private Placement Memorandum for a list of each Fund’s principal risks.)
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS
The following is a description of investment practices in which the Funds may engage and the risks associated with their use. As discussed above, however, Special Purpose Holding Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities. In addition, Alternative Asset Opportunity Fund may invest in other Funds of the Trust as disclosed in its Private Placement Memorandum, and is indirectly exposed to the investment practices of the Funds in which it invests (the “underlying Funds”), and is therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH A FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY A FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS OR THROUGH ITS INVESTMENTS IN THE UNDERLYING FUNDS).
Not all Funds may engage in all practices described below. Please refer to “Fund Summary” in each Private Placement Memorandum and “Fund Investments” in this Statement of Additional Information for additional information regarding the practices in which each Fund may engage.
Portfolio Turnover
Based on the Manager’s assessment of market conditions, the Manager may trade each Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Fund, and may involve realization of capital gains or other types of income that are taxable when distributed to shareholders of the Fund unless those shareholders are themselves exempt. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates. The after-tax impact of portfolio turnover is not considered when making investment decisions for a Fund. See “Distributions and Taxes” in the Private Placement Memoranda and “Distributions” and “Taxes” in this Statement of Additional Information for more information.
The historical portfolio turnover rate for each Fund (other than GMO Flexible Equities Fund, which has not yet commenced operations as of the date of this Statement of Additional Information) is shown under the heading “Financial Highlights” in the Private Placement Memoranda.
Non-Diversified Portfolios
As stated in each Private Placement Memorandum, each Fund is a “non-diversified” fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and as such is not required to satisfy the requirements for “diversified” funds, which require that at least 75% of the value of a diversified fund’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund’s total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, each Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to a Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.
Flexible Equities Fund, Short-Duration Collateral Fund, and Taiwan Fund each must meet certain diversification standards to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”).
Risks of Foreign Investments
General. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. Funds that invest in foreign securities also may be affected by different settlement practices or delayed settlements in some markets. The laws of some foreign countries may limit a Fund’s ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.
Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Funds make reasonable efforts to stay informed of foreign reporting requirements relating to the Funds’ foreign portfolio securities (e.g., through the Funds’ brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Funds’ custodial network, and, to the extent deemed appropriate by the Funds under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Funds will satisfy applicable foreign reporting requirements at all times.
Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. Taiwan is considered by the Manager to be an emerging country. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.
Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.
Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.
Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce a Fund’s income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause a Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.
Investments in Asia. In addition to the risks of foreign investments and emerging countries investments described above, investments by Flexible Equities Fund and Taiwan Fund in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.
Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., American Depositary Receipts(“ADRs”), Global Depository Receipts(“GDRs”), derivatives, etc.). For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors (“QFII”). Taiwan Fund’s ability to continue to invest directly in Taiwan is subject to the risk that the Manager’s QFII license or Taiwan Fund’s sub-account under the Manager’s QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, Taiwan Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivatives. In addition, the maximum investment amount permitted under the Manager’s QFII license applies to investments by the Manager, Taiwan Fund, and any other entities listed as sub-accounts under the Manager’s license. Investments by the Manager and any other sub-accounts may limit the amount which Taiwan Fund can invest.
Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.
Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries. The risks of investing in Asian countries are particularly pronounced for Taiwan Fund, which invests primarily in Taiwan, and Flexible Equities Fund, which, initially, will invest primarily in Japan.
Securities Lending
A Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund’s earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.
Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. The Manager has retained lending agents on behalf of several of the Funds that are compensated based on a percentage of the Fund’s return on its securities lending. The Fund may also pay various fees in connection with securities loans, including shipping fees and custodian fees.
A Fund’s securities loans may or may not be structured to preserve qualified dividend income treatment or the corporate dividends-received deduction on dividends paid on the loaned securities. A Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income and the long-term capital gain tax rates applicable thereto, or as dividends eligible for the corporate dividends-received deduction. See “Taxes” below for further discussion of qualified dividend income and the corporate dividends-received deduction.
Depository Receipts
Certain Funds may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs), and European Depository Receipts (EDRs) (collectively, “Depository Receipts”). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world.

Convertible Securities
A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.
Equity Securities
Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
Preferred Stocks
Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the relevant Private Placement Memoranda or this Statement of Additional Information regarding equity or fixed income securities.
Warrants and Rights
A Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “Options and Futures” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit a Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.
Options and Futures
Certain Funds may use options and futures for various purposes, including for hedging and investment purposes. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while a Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect a Fund’s performance.
Alternative Asset Opportunity Fund uses commodity future contracts to implement its investment program, including for investment and hedging purposes. As described in “Commodity-Related Investments” below, the Fund uses commodity futures contracts and other related commodity-related derivatives indirectly through its wholly-owned subsidiary. In addition, certain of the Fund’s exposure to financial options and futures may be obtained indirectly through its investment in Short-Duration Collateral Fund.
Options on Securities and Indices. Certain Funds may purchase and sell put and call options on equity, fixed income, or other securities or indices in standardized exchange-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.
Purchasing Options on Securities and Indices. Among other reasons, a Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by a Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.
Among other reasons, a Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by a Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.
In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.
Writing Options on Securities and Indices. Because a Fund receives a premium for writing a put or call option, a Fund may seek to increase its return by writing call or put options on securities or indices. The premium a Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium a Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.
A Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, a Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase a Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.
A Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.
OTC Options. A Fund may also invest in over-the-counter (“OTC”) options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.
Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is

American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.
In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, a Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. A Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, a Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. A Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If a Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when a Fund desires to do so.
An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.
No guarantee exists that a Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.
Risk Factors in Options Transactions. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by a Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in the dividend rates of underlying securities (including those comprising an index), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.
The Funds’ ability to use options as part of their investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, a Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline.
An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, a Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by a Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.
The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Funds, the Manager, and other clients of the Manager constitute such a group. These limits restrict a Fund’s ability to purchase or sell options on a particular security.
An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See “Swap Contracts and Other Two-Party Contracts — Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below for a discussion of counterparty risk and other risks associated with investing in OTC options.
Each Fund’s ability to engage in options transactions may be limited by tax considerations.
Currency Options. Certain Funds may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. Funds that are permitted to invest in securities denominated in foreign currencies may purchase or sell options on currencies. (See “Foreign Currency Transactions” below for more information on those Funds’ use of currency options.)
Futures. To the extent consistent with applicable law, a Fund permitted to invest in futures contracts may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, inflation indices, and (to the extent a

Fund is permitted to invest in commodities and commodity-related derivatives (as defined in “Commodity-Related Investments” below) commodities or commodities indices. Futures contracts on securities indices are referred to herein as “Index Futures.”
In particular, Alternative Asset Opportunity Fund gains indirect exposure to futures contracts on various commodities or commodity indices (“commodity futures”) and options on commodity futures through its wholly-owned subsidiary’s investments in commodity futures contracts.
Commodity futures and certain other types of futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.
Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.
The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” For futures contracts which are cash settled, a Fund may designate or segregate liquid assets in an amount equal to the Fund’s daily marked-to-market value of such contract. Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, commodities or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, commodity, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.
In the United States, futures contracts are traded only on commodity exchanges or boards of trade — known as “contract markets” — approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges” below.)
Index Futures. A Fund’s purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. A Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.
Interest Rate Futures. Some Funds may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.
Currency Futures. Funds that are permitted to invest in securities denominated in foreign currencies may buy and sell futures contracts on currencies. (See “Foreign Currency Transactions” below for a description of those Funds’ use of currency futures.)
Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.
Funds may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, a Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, a Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See “Foreign Currency Transactions” below for a description of some Funds’ use of options on currency futures.)
A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.
A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.
Commodity Futures and Options on Commodity Futures. Alternative Asset Opportunity Fund may have exposure to futures contracts on various commodities or commodities indices and options on commodity futures. A futures contract on a commodity is an agreement between two parties in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed upon when the contract is made. Futures contracts on commodities indices operate in a manner similar to Index Futures. While commodity futures on individual commodities are physically settled, the Manager intends to close out those futures contracts before the settlement date without the making or taking of delivery.
Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, a Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, a Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.
In the case of Index Futures and commodity futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.
A Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.
The Funds’ ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that a Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures or option on a futures contract position, and that Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures or commodity futures on commodities indices may be closed out only by purchasing a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.
The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates, interest rates, and securities or commodity prices within a given time frame. For example, to the extent a Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by a Fund, the Fund would realize a loss on the futures contract that is not offset by an increase in the value of its portfolio securities. As a result, the Fund’s total return would be less than if it had not used the futures.
As discussed above, a Fund that purchases or sells a futures contract is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund’s net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund’s portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If a Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.
Each Fund’s ability to engage in futures and options on futures transactions may be limited by tax considerations.
Additional Risk Associated with Commodity Futures Transactions. Several additional risks are associated with transactions in commodity futures contracts.
Storage Costs. The price of a commodity futures contract reflects the storage costs of purchasing the underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs change, the value of the futures contracts may change correspondingly.
Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when the Manager reinvests the proceeds from a maturing contract, it may purchase a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.
Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. Thus, Alternative

Asset Opportunity Fund’s wholly-owned subsidiary’s investments may be subject to greater volatility than those of a fund with a broad range of investment alternatives.
See also “Commodity-Related Investments” below for more discussion of the special risks of investing in commodity futures, options on commodity futures, and related types of derivatives.
Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, a Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, a Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. A Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless a Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that a Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see “Risks of Foreign Investments” above).
Swap Contracts and Other Two-Party Contracts
Certain Funds may use swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options and futures. In addition, Alternative Asset Opportunity Fund uses swap contracts (or “swaps”) on broad-based commodity indices (“commodity swaps”) and other related two-party contracts to implement its investment program, including for investment and hedging purposes. As described in “Commodity-Related Investments” below, Alternative Asset Opportunity Fund uses commodity swaps and other commodity-related two-party contracts indirectly through its wholly-owned subsidiary. In addition, certain of Alternative Asset Opportunity Fund’s exposure to financial swap contracts and other related two-party contracts may be obtained indirectly through its investment in Short-Duration Collateral Fund. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using swap contracts and other two-party contracts.)
Swap Contracts. As described in “Uses of Derivatives” below, the Funds may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, interest rate swaps, currency swaps, credit default swaps, commodity swaps, inflation swaps, and other types of available swap agreements, depending on a Fund’s investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.
Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease a Fund’s exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. A Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund’s investment objective and policies.
World Opportunity Overlay Fund and Special Situations Fund may enter into interest rate swaps to exploit misvaluations in world interest rates and, in the case of World Opportunity Overlay Fund, to add value relative to the Fund’s benchmark. In the case of an interest rate swap, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. To the extent the floating rate exceeds or falls short of the offsetting fixed rate obligation of the Fund, the Fund will receive a payment from or make a payment to the counterparty, respectively.
Alternative Asset Opportunity Fund indirectly (through its wholly-owned subsidiary) enters into commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-AIG Commodity Index). In addition, the Fund may indirectly enter into commodity swaps on individual commodities or baskets of commodities. If the Fund indirectly enters into a commodity swap contract through its wholly-owned subsidiary (long or short), the Fund’s net asset value will fluctuate with changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based. The fluctuation will be the same as if the Fund had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or individual commodity, as the case may be.
For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). A Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.
In addition, a Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. A Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, a Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.
A Fund may use inflation swaps, which involve commitments to pay a regular stream of inflation indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as LIBOR. Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds), thereby creating synthetic inflation indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation indexed bonds issued by the U.S. Treasury. See “Indexed Securities — Inflation Indexed Bonds” below.
In addition, a Fund may directly or, in the case of Alternative Asset Opportunity Fund, indirectly (through Short-Duration Collateral Fund) use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, a Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. A Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk — the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.
A Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, a Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.
Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. A Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. A Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss — even in circumstances when the securities in both the long and short baskets appreciate in value. In addition, Alternative Asset Opportunity Fund may use contracts for differences that are based on the relative performance of two different groups or baskets of commodities. Often, one or both baskets is a commodities index. Contracts for differences on commodities operate in a similar manner to contracts for differences on securities described above.
Interest Rate Caps, Floors, and Collars. The Funds may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See “Options and Futures — Risk Factors in Options Transactions” and “— Risk Factors in Futures and Futures Options Transactions” above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.
Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.
Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. The most significant factor in the performance of swaps, contracts for differences, caps, floors, and collars is the change in the value of the underlying price, rate, or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of a Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by a Fund, the Fund must be prepared to make such payments when due.
In addition, a Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, a Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will be able to enforce its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.
Typically, a Fund will enter into these transactions only with counterparties or their guarantors that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s (“S&P”) (or have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody’s. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.
Each Fund’s ability to enter into these transactions may be affected by tax considerations.
Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments. Each Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act.
With respect to Alternative Asset Opportunity Fund, the Manager, who is registered with the CFTC as a “commodity pool operator” and a “commodity trading adviser,” has advised the Fund and its wholly-owned subsidiary that the Manager has claimed an exemption with respect to the subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to “qualified eligible persons,” as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the subsidiary’s trading program or this or any other brochure or account document.
Foreign Currency Transactions
Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which a Fund’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.
Funds that are permitted to invest in securities denominated in foreign currencies may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. Those Funds may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of a Fund and the Fund’s performance benchmark. Those Funds also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.
Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce a Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of a Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by a Fund if the value of the hedged currency increases.
A Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, a Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See “Options and Futures—Futures” above for more information on futures contracts and options on futures contracts).
A Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of a Fund to reduce foreign currency risk using options. (See “Options and Futures—Currency Options” above for more information on currency options).
Repurchase Agreements
A Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford a Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller’s defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.
Debt and Other Fixed Income Securities Generally
Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Adjustable Rate Securities” and “Indexed Securities” below.
Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.
Because interest rates vary, the future income of a Fund that invests in fixed income securities cannot be predicted with certainty. The future income of a Fund that invests in indexed securities also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).
Cash and Other High Quality Investments
Certain Funds may temporarily invest a portion of their assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Funds’ investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit.
Special Purpose Holding Fund expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities, as described in “Fund Summary—Principal investment strategies” in the Private Placement Memorandum.
U.S. Government Securities and Foreign Government Securities
U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of a Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.
Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.
As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.
In addition to investing directly in U.S. government securities and foreign government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

Municipal Securities
Municipal obligations are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia to obtain funds for various public purposes. Municipal obligations are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States. As with other fixed income securities, municipal securities also expose their holders to market risk because their values typically change as interest rates fluctuate. The two principal classifications of municipal obligations are “notes” and “bonds.”
Municipal notes are generally used to provide for short-term capital needs, such as to finance working capital needs of municipalities or to provide various interim or construction financing, and generally have maturities of one year or less. They are generally payable from specific revenues expected to be received at a future date or are issued in anticipation of long-term financing to be obtained in the market to provide for the repayment of the note.
Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: “general obligation” bonds and “revenue” bonds. Issuers of general obligation bonds, the proceeds of which are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes, include states, counties, cities, towns and regional districts. The basic security behind general obligation bonds is the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest.
Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. The principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies may also be used to make principal and interest payments on the issuer’s obligations. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without obligation) to make up deficiencies in the debt reserve fund.
Securities purchased for a Fund may include variable/floating rate instruments, variable mode instruments, put bonds, and other obligations that have a specified maturity date but also are payable before maturity after notice by the holder. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the security of municipal obligations both within and between the two principal classifications (i.e., notes and bonds).
See “Taxes” below for a discussion of the tax treatment of municipal obligations for Special Situations Fund shareholders.

Real Estate Investment Trusts and other Real Estate-Related Investments
Certain Funds may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, environmental liability risks, changes in real estate values, changes in property taxes and operating expenses, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The value of real estate also may be affected by changes in interest rates and social and economic trends.
REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Funds may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs. In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. REITs are also subject to the risk of poor performance by the REIT’s manager, defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to U.S. REITs (as defined in “Taxes” below), the risk of failing to qualify for tax-free pass-through of income under the Code and/or to maintain exempt status under the 1940 Act. See “Taxes” below for a discussion of special tax considerations relating to a Fund’s investment in U.S. REITs.
Asset-Backed and Related Securities
An asset-backed security is a fixed income security that predominantly derives its creditworthiness from cash flows relating to a pool of assets. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit- card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.
Mortgage-Backed Securities. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages, which may include sub-prime mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Freddie Mac, Fannie Mae, and FHLBs), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan’s scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans may result in early payment of the applicable mortgage-backed securities held by a Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.
Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Although there is generally a liquid market for these investments, those securities issued by private organizations may not be readily marketable, and since 2007 certain mortgage-backed and other asset-backed securities have experienced limited liquidity. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in “Other Asset-Backed Securities” below. The risk of defaults associated with mortgage-backed securities is generally higher in the case of mortgage-backed investments that include sub-prime mortgages.
Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in “Adjustable Rate Securities” below.
Other Asset-Backed Securities. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities may be subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.
Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities’ credit support.
The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.
Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, a Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see “Collateralized Debt Obligations” (“CDOs”) below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.
In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.
Collateralized Mortgage Obligations (“CMOs”); Strips and Residuals. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National

Mortgage Association (“Ginnie Mae”) and their income streams, and which also may include whole mortgage loans and private mortgage bonds.
CMOs are issued in multiple classes, often referred to as “tranches.” Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.
In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the “Collateral”). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.
CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset-backed securities.
The Funds also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer’s management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer’s debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.
CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages.
IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.
Collateralized Debt Obligations (“CDOs”). A Fund may invest in CDOs, which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans.
For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.
The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which a Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, a Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the relevant Private Placement Memoranda (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that a Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.
Adjustable Rate Securities
Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer’s creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

Below Investment Grade Securities
Some Funds may invest some or all of their assets in securities rated below investment grade (that is, rated lower than Baa3 by Moody’s or BBB– by S&P, or securities unrated by Moody’s or S&P that are determined by the Manager to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories and comparable unrated securities (“Below Investment Grade Securities”) (commonly referred to as “junk bonds”). In addition, some Funds may hold securities that are downgraded to below-investment-grade status after the time of purchase by the Funds. Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. A Fund’s investments in Below Investment Grade Securities are more dependent on the Manager’s own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities than for other types of securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by a Fund. Some Below Investment Grade Securities in which a Fund invests may be in poor standing or in default.
Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See “Appendix B—Commercial Paper and Corporate Debt Ratings” for more information concerning commercial paper and corporate debt ratings.
Zero Coupon Securities
A Fund investing in “zero coupon” fixed income securities accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, a Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.
Indexed Securities
Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.
The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.
A Fund’s investments in certain indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. See “Distributions and Taxes” in the Private Placement Memoranda and “Distributions” and “Taxes” in this Statement of Additional Information.
Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.
Inverse Floating Obligations. Indexed securities in which a Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.
Inflation-Indexed Bonds. Some Funds may invest in inflation-indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed bonds issued by the U.S. Treasury (or “TIPS”) have maturities of approximately five, ten or twenty years (thirty-year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. A Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. There can be no assurance, however, that the value of inflation-indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.
Although inflation-indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation-indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.
Coupon payments received by a Fund from inflation-indexed bonds are included in the Fund’s gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.
Structured Notes
Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the “reference”) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.
Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.
Firm Commitments and When-Issued Securities
Some Funds may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, a Fund that invests in fixed-income securities may enter into a firm commitment agreement if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When a Fund purchases securities on a when-issued or delayed-delivery basis, it is required to maintain cash, U.S. government securities, or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund’s when-issued or delayed-delivery commitments. A Fund generally does not earn income on the securities it has committed to purchase until after delivery. A Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).
Reverse Repurchase Agreements and Dollar Roll Agreements
Some Funds may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls are transactions in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.
A Fund that enters into reverse repurchase agreements and dollar roll agreements maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, a Fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to enforce the Fund’s obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by a Fund for purposes of a Fund’s fundamental investment restriction on borrowings.
Commodity-Related Investments
As noted in the “Principal investment strategies” section of Alternative Asset Opportunity Fund’s Private Placement Memorandum, the Fund seeks indirect exposure to investment returns of commodities, including a range of assets with tangible properties, such as oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). Alternative Asset Opportunity Fund obtains such exposure by investing in shares of a wholly-owned subsidiary company, which, in turn, primarily invests in commodity-related derivatives (as defined below). GMO serves as the investment manager to the subsidiary but does not receive any additional management or other fees for such services.
Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.
Actions of and changes in governments, and political and economic instability, in commodity-producing and -exporting countries may affect the production and marketing of commodities. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may adversely affect the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs.

Government regulation may also impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.
As noted below, Alternative Asset Opportunity Fund achieves indirect exposure to commodities through its wholly-owned subsidiary, which, in turn, invests in derivatives whose values are based on the value of a commodity, commodity index, or other readily-measurable economic variables dependent upon changes in the value of commodities or the commodities markets (“commodity-related derivatives”). The value of commodity-related derivatives fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See “Options and Futures,” “Structured Notes,” “Swap Contracts and Other Two-Party Contracts,” and “Uses of Derivatives” herein for more information on the Fund’s investments in commodity-related derivatives, including commodity swap agreements, commodity futures contracts, and options on commodity futures contracts.
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities
Each Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.
A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.
The Manager also may deem certain securities to be illiquid as a result of the Manager’s receipt from time to time of material, non-public information about an issuer, which may limit the Manager’s ability to trade such securities for the account of any of its clients, including the Funds. In some instances, these trading restrictions could continue in effect for a substantial period of time.
As long as the Securities and Exchange Commission (“SEC”) maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Funds will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.
Private Placements and Restricted Investments. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer’s financial condition, a Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.
While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act of 1933, as amended (the “1933 Act”), unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the 1933 Act. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.
At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing a Fund’s net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.
IPOs and Other Limited Opportunities. Certain Funds may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on a Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.
Investments in Other Investment Companies or Other Pooled Investments
Subject to applicable regulatory requirements, a Fund may invest in shares of both open- and closed-end investment companies (including exchange-traded funds (“ETFs”) and money market funds, particularly with respect to Special Purpose Holding Fund). Investing in another investment company exposes a Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. Many of the Funds also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”) and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.
Alternative Asset Opportunity Fund also may invest without limitation in Short-Duration Collateral Fund. These investments are not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but instead are made in reliance on an SEC exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent Alternative Asset Opportunity Fund invests in Short-Duration Collateral Fund, shareholders of Alternative Asset Opportunity Fund will not bear directly any of the operating fees and expenses of Short-Duration Collateral Fund, but indirectly will bear a proportionate share of this Fund’s operating fees and expenses.
Short Sales
Some Funds may seek to hedge investments or realize additional gains through short sales. A Fund may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities identical to those sold short. If a Fund makes a short sale against the box, the Fund will not immediately deliver the securities sold and will not immediately receive the proceeds from the sale. However, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities sold short, it will receive the proceeds of the sale. A Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.
In addition, Special Situations Fund may make short sales that are not against the box, which are transactions in which a Fund sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales that are not against the box.

Special Situations Fund will incur a loss as a result of a short sale if the price of the security or index increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Whenever the Fund engages in short sales, it identifies liquid and unencumbered assets in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities to meet its short sale delivery obligations, and may have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. In addition, the Fund may have difficulty purchasing securities to meet its delivery obligations in the case of less liquid securities sold short by the Fund such as certain emerging market securities or securities of companies with smaller market capitalizations.
Investments in Wholly-Owned Subsidiaries
Alternative Asset Opportunity Fund invests in GMO Alternative Asset Opportunity SPC Ltd., a wholly-owned subsidiary company. As described in Alternative Asset Opportunity Fund’s Private Placement Memorandum, the company invests primarily in swap contracts on commodities indices, commodities futures contracts, and other commodity-related derivatives, and in high quality fixed income securities. The Alternative Asset Opportunity Fund is indirectly exposed to the risks of its subsidiary’s investments. See “Options and Futures” above and “Uses of Derivatives” below.
Special Situations Fund may invest in one or more wholly-owned, foreign subsidiary companies, and, if so, will be indirectly exposed to the risks of any such subsidiary’s investments.
GMO serves as the investment manager to Alternative Asset Opportunity Fund’s and Special Situations Fund’s subsidiaries, but does not receive any additional management or other fees in respect of such services. In addition, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as each subsidiary’s custodian, transfer agent, and fund accounting agent. Pursuant to each subsidiary’s organizational documents, in certain circumstances, the subsidiary has an obligation to indemnify its officers, directors, and certain other parties.
USES OF DERIVATIVES
Introduction and Overview
This overview outlines various ways in which Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund may use different types of exchange-traded and OTC derivatives in implementing their investment programs. It is intended to supplement the information included in the Private Placement Memoranda and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections of this Statement of Additional Information. As indicated in its Private Placement Memorandum and in this Statement of Additional Information, Alternative Asset Opportunity Fund and Special Situations Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through their investments in wholly-owned subsidiary companies or, in the case of Alternative Asset Opportunity Fund, in Short-Duration Collateral Fund. In particular, as described above, Alternative Asset Opportunity Fund seeks exposure to commodities-related derivatives indirectly through investments in its wholly-owned subsidiary. This overview, however, is not intended to be exhaustive and a Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memoranda.
In addition, a Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.
Note: Unless otherwise noted below in this section, the uses of derivatives discussed herein with respect to a particular Fund only refer to the Fund’s direct use of such derivatives. As indicated in the Private Placement Memoranda and in the “Fund Investments” section of this Statement of Additional Information, certain Funds may invest in other Funds of the Trust, which, in turn, may use types of derivatives and/or employ derivatives strategies that differ from those described in this Statement of Additional Information or the Private Placement Memoranda.
Function of Derivatives in the Funds. The types of derivatives used and derivatives strategies employed by a Fund and the extent a Fund uses derivatives varies from Fund to Fund depending on the Fund’s specific investment objective and strategies. A fund may use exchange-traded and OTC financial derivatives, in particular interest rate swaps with respect to World Opportunity Overlay Fund, as an integral part of its investment program. Alternative Asset Opportunity Fund uses exchange-traded and OTC commodity-related and financial derivatives, in particular commodity swaps and commodity future contracts, as an integral part of its investment program. To a significant extent, specific market conditions may influence the Manager’s choice of derivatives and derivatives strategies for a particular Fund.
Counterparty Creditworthiness. Typically, a Fund will enter into these transactions only with counterparties or their guarantors that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Moody’s or S&P (or have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody’s. See “Appendix B—Commercial Paper and Corporate Debt Ratings” for an explanation of short-term debt ratings.

Use of Derivatives (other than Foreign Currency Derivative Transactions) by the
Alternative Asset Opportunity Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including commodity swaps, interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, and contracts for differences
Futures contracts and related options on commodities as well as baskets or indices of commodities
Financial futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Swaptions
Structured notes
Warrants and rights
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Investment
In particular, the Fund uses commodity swaps and commodity futures contracts for investment purposes, instead of investing directly in the commodity markets. The Fund uses swaps on broad-based commodity indices, in particular the Dow Jones-AIG Commodity Index, to gain and manage exposure to the commodity component of the Fund’s benchmark. The Fund also takes active long or short positions primarily in commodity futures contracts to add value relative to the commodity component of the Fund’s benchmark. The Fund also may take active long or short positions in other exchange-traded and OTC commodity-related derivatives, including options on commodity futures.
The Fund may use derivatives (including futures contracts, related options, swap contracts, and long and short swaptions) instead of investing directly in fixed income securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, if a foreign derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may indirectly use (through the Short-Duration Collateral Fund) credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.

Risk Management
The Fund may use commodity futures, related options, and commodity swap contracts to achieve what the Manager believes to be the optimal exposure to individual commodities. From time to time, derivatives may be used prior to actual sales and purchases. For example, if the Fund holds a large proportion of a certain type of commodity and the Manager believes that another commodity will outperform such commodity, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short commodity swap contracts and contracts for differences also may be used for these purposes. Commodities derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.
Hedging
The Fund may use futures, related options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may take an active long or short position in a particular commodity to hedge against the Fund’s short or long exposure to such commodity. In addition, the Fund may indirectly use (through the Short-Duration Collateral Fund) credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by the
Alternative Asset Opportunity Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options

Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by the
Flexible Equities Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on securities indices
Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities
Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components

Structured or indexed notes
Warrants and rights
Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use short equity futures, related options and short swap contracts to hedge against an equity risk already generally present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in a more orderly fashion.
The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in equity securities, including using equity derivatives to “equitize” cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other types of derivatives). The Fund also may use long derivatives in conjunction with short hedging transactions to adjust the weights of the Fund’s underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries, markets, sectors, and equities. In addition, if a foreign equity derivative provides a return in a local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.
Risk Management — Synthetic Sales and Purchases
The Fund may use equity futures, related options, and swap contracts to achieve what the Manager believes to be the optimal exposure to individual sectors, indices, countries, and/or stocks. From time to time, derivatives may be used prior to actual sales and purchases.
For example, if the Fund holds a large proportion of stocks of companies in a particular industry or stocks in a particular market and the Manager believes that stocks of companies in another industry or stocks of another market, as applicable, will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used by the Fund in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (as well as any corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.
The net long exposure of the Fund to equity securities or markets (including direct investment in securities and long and short derivative positions in securities and/or “baskets” or indices of securities) typically will not exceed 100% of its net assets. However, occasionally a large redemption or payment of fees may result in a temporary net long exposure of over 100% of the Fund’s net assets.
Other Uses
The Fund may employ additional derivatives strategies, including the foreign currency transactions as described below, to help implement its investment strategies.
Use of Foreign Currency Derivative Transactions by the
Flexible Equities Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Manager believes the Japanese Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Risk Management
Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
The Fund’s net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by the
Short-Duration Collateral Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Swaptions
Structured notes
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.
Investment
The Fund may use derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, if a foreign derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.

Use of Foreign Currency Derivative Transactions by the
Short-Duration Collateral Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.

Use of Derivatives (other than Foreign Currency Derivative Transactions) by the Special
Situations Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on bonds or other securities as well as baskets or indices of securities
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, inflation swaps, and contracts for differences
Swaptions
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes
Warrants and rights
Futures contracts and related options on bonds as well as baskets or indices of securities
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. The Fund also may use short equity futures, related options, and short swap contracts to hedge against an equity risk already generally present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts to allow it to dispose of securities in a more orderly fashion.
The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive.

If a foreign derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries, indices, sectors or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by the Special Situations Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by the
Taiwan Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on securities indices Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities

Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes

Warrants and rights
Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use short equity futures, related options and short swap contracts to hedge against an equity risk already generally present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in a more orderly fashion.
The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in equity securities, including using equity derivatives to “equitize” cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other types of derivatives). The Fund also may use long derivatives in conjunction with short hedging transactions to adjust the weights of the Fund’s underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries, markets, sectors, and equities. In addition, if a foreign equity derivative provides a return in a local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.
Risk Management — Synthetic Sales and Purchases
The Fund may use equity futures, related options, and swap contracts to achieve what the Manager believes to be the optimal exposure to individual sectors, indices, countries, and/or stocks. From time to time, derivatives may be used prior to actual sales and purchases.
For example, if the Fund holds a large proportion of stocks of companies in a particular industry or stocks in a particular market and the Manager believes that stocks of companies in another industry or stocks of another market, as applicable, will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used by the Fund in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (as well as any corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.
The net long exposure of the Fund to equity securities or markets (including direct investment in securities and long and short derivative positions in securities and/or “baskets” or indices of securities) typically will not exceed 100% of its net assets. However, occasionally a large redemption or payment of fees may result in a temporary net long exposure of over 100% of the Fund’s net assets.
Other Uses
The Fund may employ additional derivatives strategies, including the foreign currency transactions as described below, to help implement its investment strategies.
Use of Foreign Currency Derivative Transactions by the
Taiwan Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Manager believes the Taiwanese Dollar is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Taiwanese

Dollar and take a long position in the Euro. This may be implemented with a traditional hedge of the Taiwanese Dollar to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Risk Management
Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
The Fund’s net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by the
World Opportunity Overlay Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Swaptions
Futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Structured notes
Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Investment
Instead of investing directly in fixed income securities, the Fund uses derivatives, primarily interest rate swaps, to exploit misvaluations in world interest rates and to add value relative to the Fund’s benchmark. The Fund also may uses other types of derivatives for investment purposes, including other types of swap contracts, futures contracts, related options, and swaptions, instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, the Fund may use credit default swaps for investment purposes. In those cases, it will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
If a foreign derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.
Hedging
Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.
Risk Management
The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by the
World Opportunity Overlay Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts — to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
INVESTMENT RESTRICTIONS
Fundamental Restrictions:
The following are Fundamental Investment Restrictions of the Funds, which may not be changed without shareholder approval:
(1) Each Fund may not borrow money except under the following circumstances: (i) Each Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) Each Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) Each Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that a Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.
Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund maintains liquid assets equal in value to its obligations in respect of these transactions.
(2) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)
(3) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not make short sales of securities or maintain a short position for the Fund’s account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

(4) Each Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.
(5) Each Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.
(6) Each Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of a Fund’s total assets in the case of Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, and up to 33 1/3% of the Fund’s total assets in the case of each of Alternative Asset Opportunity Fund, Special Situations Fund and World Opportunity Overlay Fund.
(7) Each Fund may not concentrate more than 25% of the value of its total assets in any one industry.
(8) With respect to Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.
With respect to Alternative Asset Opportunity Fund, the Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivatives (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).
(9) Each Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC.
The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term “evidence of indebtedness,” the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if a Fund covers such obligations or maintains liquid assets equal in value to its obligations with respect to these transactions. Similarly, so long as such assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.
Non-Fundamental Restrictions:
The following are Non-Fundamental Investment Restrictions of the Funds, which may be changed by the Trustees without shareholder approval:

(1) With respect to Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers that deal in oil, gas, or other mineral leases, rights or royalty contracts, including securities of royalty trusts, and may purchase securities which are secured by, or otherwise hold or represent interests in, oil, gas, or other mineral leases, rights or royalty contracts.
(2) Each Fund may not make investments for the purpose of gaining control of a company’s management.
With respect to Alternative Asset Opportunity Fund and Special Situations Fund, this restriction shall not apply with respect to the Fund’s investments in one or more wholly-owned subsidiaries.
(3) With respect to Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the 1933 Act, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.
Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.
For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, each Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.
(4) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund’s total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

(5) Taiwan Fund may not change its policy adopted pursuant to Rule 35d-1 under the 1940 Act (the “Name Policy”) as set forth under the Fund’s “Principal investment strategies” in the Fund’s Private Placement Memorandum without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.
For purposes of the Name Policy, Taiwan Fund considers the term “invest” to include both direct investing and indirect investing and the term “investments” to include both direct investments and indirect investments (for instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and the Fund may achieve exposure to a particular investment, industry, country, or geographic region through direct investing or indirect investing and/or direct investments or indirect investments.
(6) Flexible Equities Fund has adopted a policy pursuant to Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its assets in equity investments (the “Flex Name Policy”). Flexible Equities Fund may not change the Flex Name Policy without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.
For purposes of the Flex Name Policy, Flexible Equities Fund considers the term “invest” to include both direct investing and indirect investing, the term “investments” to include both direct investments and indirect investments (for instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and the term “equity investments” to refer to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. When used in connection with the Flex Name Policy, “assets” include Flexible Equities Fund’s net assets plus any borrowings made for investment purposes.
Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in each Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.
With respect to Alternative Asset Opportunity Fund, for purposes of determining compliance with the Fund’s policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).
The phrase “shareholder approval,” as used in each Private Placement Memorandum and in this Statement of Additional Information, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to a Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of that Fund, or (2) 67% or more of the shares of that Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in a Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of each Fund may be changed by the Trust’s Trustees without the approval of shareholders of that Fund. Policies and restrictions of a Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without the approval of shareholders of that Fund.
World Opportunity Overlay Fund typically will have exposure to a number of countries throughout the world, including exposure to the interest rate markets of those countries through the use of futures contracts, swap contracts, and other types of derivatives.
DETERMINATION OF NET ASSET VALUE
The net asset value (“NAV”) per share of each class of shares of a Fund will be determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. A Fund will not determine its NAV per class of shares on any day when the NYSE is closed for business. Also, Taiwan Fund will not determine its NAV on days the Taiwan Stock Exchange is closed for trading. As a result, from time to time, Taiwan Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. A Fund also may elect not to determine its NAV per class of shares on days during which no share is tendered for redemption and no order to purchase or sell a share is received by that Fund. Please refer to “Determination of Net Asset Value” in the Private Placement Memorandum for additional information.
DISTRIBUTIONS
Each Private Placement Memorandum describes the distribution policies of that Fund under the heading “Distributions and Taxes.”
Alternative Asset Opportunity Fund, Special Situations Fund and World Opportunity Overlay Fund each do not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. It is the policy of these Funds to declare and pay any distributions in the sole discretion of the Trustees of that Fund.
Flexible Equities Fund, Short-Duration Collateral Fund and Taiwan Fund each generally maintain a policy to pay their respective shareholders, as dividends, substantially all net investment income, if any, and to distribute annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. Each such Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income. Each such Fund, from time to time and at the Fund’s discretion, also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large redemptions by shareholders from the Fund or as otherwise deemed appropriate by the Fund.
Special Purpose Holding Fund will distribute any proceeds and other cash receipts received from its underlying investments as soon as practicable after such proceeds are received.

TAXES: FLEXIBLE EQUITIES FUND, SHORT-DURATION COLLATERAL FUND, TAIWAN FUND
The following tax section applies only to Flexible Equities Fund, Short-Duration Collateral Fund and Taiwan Fund and their shareholders.
Tax Status and Taxation of Each Fund
Each Fund is treated as a separate taxable entity for federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (previously defined above as the “Code”). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things:
(a)	derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the U.S. Government or regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income, for such year.
In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Code section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) in the case of a Fund’s investment in loan participations, the Fund shall treat both the intermediary and the issuer of the underlying loan as an issuer.
If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below).
As described above, each Fund intends generally to distribute at least annually to its shareholders substantially all of its net investment income and all of its net capital gain. Any net investment income retained by a Fund will be subject to tax at regular corporate rates. Although each Fund intends generally to distribute all of its net capital gain each year, each Fund reserves the right to retain for investment all or a portion of its net capital gain. If a Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.
If a Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although each Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of excise tax amount deemed by the Fund to be de minimis). Where a Fund has a taxable year that begins in one calendar year and ends in the next calendar year, the Fund will be required to make this excise tax distribution during its taxable year. There is a risk that a Fund could recognize income prior to making this excise tax distribution and could recognize losses after making this distribution. As a result, an excise tax distribution could constitute a return of capital (see discussion below).
Capital losses in excess of capital gains (“Net Capital Losses”) are not permitted to be deducted against net investment income. A Fund may carry Net Capital Losses forward for eight years. However, a Fund will not be able to utilize any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All

Net Capital Losses carried forward are treated as short term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are utilized. While the issuance or redemption of shares in a Fund will generally not affect the Fund’s ability to use Net Capital Losses in succeeding taxable years, the Fund’s ability to utilize Net Capital Losses may be limited as a result of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the stock of the Fund.
Each Fund will be considered to be a “nonpublicly offered regulated investment company” if it does not have at least 500 shareholders at all times during a taxable year. Very generally, pursuant to Treasury Department regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include Management Fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.
Taxation of Fund Distributions and Transactions in Fund Shares
A Fund’s shareholders may include other Funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other Funds of distributions by those Funds or of the sale of shares of those Funds. Shareholders of such Funds should consult the prospectuses and statements of additional information of those other Funds for a discussion of the tax consequences to them.
The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, depending on a shareholder’s percentage ownership in a Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable under the rules applicable to dividends and distributions described below, rather than capital gain income received in exchange for Fund shares.
Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received or deemed received by a shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
Fund distributions are taxable to shareholders under the rules described below whether received in cash or reinvested in additional Fund shares.
For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. Distributions attributable to the excess of net long-term capital gains from the sale of investments that a Fund owned (or was deemed to own) for more than one year over net short-term capital losses from the sale of investments that a Fund owned (or was deemed to own) for one year or less and that are properly designated by a Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains. Distributions attributable to the excess of net short-term capital gains from the sale of investments that a Fund owned (or was deemed to own) for one year or less over net long-term capital losses from the sale of investments that a Fund owned (or was deemed to own) for more than one year will be taxable to shareholders as ordinary income. For taxable years beginning before January 1, 2011, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, a Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company (as defined below).
In general, distributions of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. In any event, if the qualified dividend income received by a Fund during any taxable year is 95% or more of its “gross income,” then 100% of the Fund’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss. Neither Fund anticipates that a significant percentage of the dividends received by it will qualify as “qualified dividend income” or for the corporate dividends-received deduction.
If a Fund receives dividends from an underlying fund that is taxed as a regulated investment company for U.S. federal income tax purposes (“Underlying RIC”), and the Underlying RIC designates such dividends as “qualified dividend income,” then the Fund is permitted, in turn, to designate a portion of its distributions as “qualified dividend income,” provided the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.
Long-term capital gain rates applicable to most individuals have been temporarily reduced to

15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.
If a Fund makes a distribution to its shareholders in excess of its current and accumulated “earnings and profits” in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.
Dividends and distributions on each Fund’s shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.
For corporate shareholders (other than S corporations), the dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to a Fund’s dividends paid from investment income to the extent derived from dividends received from U.S. corporations. If a Fund receives dividends from an Underlying RIC, and the Underlying RIC designates such dividends as eligible for the dividends-received deduction, then the Fund is permitted, in turn, to designate a portion of its distributions as eligible for the dividends-received deduction, provided the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.
Under a notice issued by the Internal Revenue Service (“IRS”) in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a real estate investment trust (as defined in Code section 856) qualifying for the special tax treatment under Subchapter M of the Code (a “U.S. REIT”) or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (“REMIC”) or an equity interest in a taxable mortgage pool (“TMP”) (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of a regulated investment company, such as the Funds, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in any such interests may not be a suitable investment for charitable remainder trusts, as noted below.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.
Under current law, income of a Fund that would be treated as UBTI if earned directly by a tax-exempt entity, generally will not be attributed and taxed as UBTI when distributed to tax-exempt shareholders. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). A tax-exempt shareholder may also recognize UBTI if a Fund recognizes excess inclusion income derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund). Furthermore, any investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax consequences, especially if a Fund has state or local governments or other tax-exempt organizations as shareholders.
In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in regulated investment companies that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a Fund that recognizes excess inclusion income. Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes excess inclusion income, then the Fund will be subject to a tax on that portion of its excess inclusion income for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. The Funds have not yet determined whether such an election will be made. CRTs are urged to consult their tax advisors concerning the consequences of investing in the Funds.
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of a Fund as an investment through such plans.
A distribution paid to shareholders by a Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

A Fund generally intends to mail required information returns to shareholders prior to January 31 of each year. However, a Fund may apply with the IRS for an extension of the time in which the Fund is permitted to provide shareholders with information returns. As a result, a shareholder may receive an information return from a Fund after January 31.
Backup Withholding
Each Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund (or the intermediary) (e.g., with an IRS Form W-9 (for U.S. shareholders) or IRS Form W-8BEN (for foreign shareholders)) with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s federal income tax return.
Withholding on Distributions to Foreign Investors
Dividend distributions other than Capital Gain Dividends are in general subject to a U.S. withholding tax of 30% when paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign shareholder”). Persons who are resident in a country, such as the United Kingdom, that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty.
For taxable years of a Fund beginning before January 1, 2008, a Fund was not required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder (w) that had not provided a satisfactory statement that the beneficial owner was not a U.S. person, (x) to the extent that the dividend was attributable to certain interest on an obligation if the foreign shareholder was the issuer or was a 10% shareholder of the issuer, (y) that was within certain foreign countries that had inadequate information exchange with the United States, or (z) to the extent the dividend was attributable to interest paid by a person that was a related person of the foreign shareholder and the foreign shareholder was a controlled foreign corporation) from U.S.-source interest income that, in general, would not have been subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions were properly designated by the Fund (“interest-related dividends”), and (ii) with respect to distributions (other than (a) distributions to an individual foreign shareholder who was present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of “U.S. Real Property Interest” (“USRPIs”) as described below) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions were properly designated by the Fund (“short-term capital gain dividends”). Depending on the circumstances, a Fund may have made such designations with respect to all, some or none of its potentially eligible dividends and/or treated such dividends, in whole or in part, as ineligible for this exemption from withholding. Pending legislation would extend the exemption from withholding for interest-related and short-term capital gain dividends for one year, i.e. for taxable years beginning before January 1, 2009. As of the date of this Statement of Additional Information, it is unclear whether the legislation will be enacted.
If the legislation is enacted, in order to qualify for this exemption from withholding, a foreign person would need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary could determine to withhold even if a Fund makes a designation with respect to a payment. Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.
Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the shares constitute USRPIs (as described below) or the Capital Gain Dividends are attributable to gains from the sale or exchange of USRPIs in accordance with the rules set forth below. However, these amounts may be subject to backup withholding, unless the foreign investor certifies its non-U.S. status. Also, foreign shareholders with respect to whom income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the U.S. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.
Special rules apply to distributions to certain foreign shareholders (generally, nonresident alien individuals and foreign corporations) from a Fund that is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Additionally, special rules apply to the sale of shares in a Fund that is a USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs—USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC—the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States and other assets. A Fund that holds (directly or indirectly) significant interests in U.S. REITs may be a USRPHC. The special rules discussed below will also apply to distributions from a

Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled U.S. REITs and not-greater-than-5% interests in publicly traded classes of stock in U.S. REITs.
In the case of a Fund that is a USRPHC or would be a USRPHC but for the exceptions from the definition of USRPI (described immediately above), amounts the Fund receives from U.S. REITs that are derived from gains realized from USRPIs will retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders (under current law, any direct USRPI gain the Fund recognizes does not retain its character as USRPI gain in the hands of foreign shareholders of the Fund, although this may change if certain pending legislation is enacted). In the hands of a foreign shareholder that holds (or has held in the prior year) more than a 5% interest in the Fund, such amounts will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund did not exceed 5% at any time during the prior year), the USRPI distribution will be treated as ordinary income (regardless of any designation by the Fund that such distribution is a short-term capital gain dividend (in the event certain pending legislation is enacted) or a Capital Gain Dividend), and the Fund must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder. Foreign shareholders of a Fund are also subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
In addition, a Fund that is a USRPHC must typically withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the gain. Before January 1, 2008, no withholding was generally required with respect to amounts paid in redemption of shares of a Fund that (i) was either a USRPHC or would have been a USRPHC but for the exceptions from the definition of USRPI (described above) and (ii) was “domestically controlled” (such Fund, a “domestically controlled qualified investment entity”). Pending legislation would extend the exemption from withholding for amounts paid in redemption of shares of a Fund that is a domestically controlled qualified investment entity, fully retroactively, for one year, i.e., through December 31, 2008. If enacted, the pending legislation would be effective as of January 1, 2008. Unless and until the legislation is enacted, the exemption does not apply to amounts paid in redemption of shares of a Fund that is a domestically controlled qualified investment entity, and withholding is required.
Foreign shareholders in a Fund should consult their tax advisors with respect to the potential application of the above rules.
Foreign Taxes
A Fund’s investments in foreign securities may be subject to foreign withholding and other taxes on dividends, interest, or capital gains which will decrease a Fund’s yield. Such foreign withholding taxes and other taxes may be reduced or eliminated under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of foreign shareholders in a Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.
If, at the end of a Fund’s taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or securities of foreign corporations, the Fund may make an election which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such a case, the amount of foreign income and certain other taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Only foreign taxes that meet certain qualifications are eligible for this treatment. Even if a Fund is eligible to make this election, it may determine not to do so in its sole discretion, in which case any such qualified foreign taxes paid by the Fund cannot be given this special “pass-through” treatment by the Fund or its shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Taiwan Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the Fund making the election described in this paragraph.
Tax Implications of Certain Investments
Certain of a Fund’s investments, including investments in certain types of foreign securities, foreign currencies, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, debt obligations issued or purchased at a discount, entities treated as partnerships for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (including inflation-indexed bonds), may increase or accelerate a Fund’s recognition of income, including the recognition of taxable income in excess of the cash they generate. In such cases, a Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.
A Fund’s transactions in options, futures contracts, forward contracts, swaps, swaptions and other derivative financial instruments, as well as its hedging transactions, straddles and short sales, are subject to one or more special tax rules (including, for instance, notional principal contract, mark-to-market, constructive sale, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of the Fund’s securities. The rules could therefore affect the amount, timing and/or character of distributions to shareholders. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, in particular in respect of credit default swaps and certain other swaps with contingent payment obligations, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a fund-level tax.
Certain of a Fund’s hedging activities (including transactions in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income (if any)), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If a Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.
A Fund’s participation in repurchase agreements and loans of securities may affect the amount, timing, and character of distributions to shareholders. With respect to any security subject to a repurchase agreement or securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income or qualify as dividends eligible for the corporate dividends-received deduction and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in “Foreign Taxes,” above.
A Fund’s investments in U.S. REIT equity securities may result in the Fund’s receipt of cash in excess of the U.S. REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. Investments in U.S. REIT equity securities may also require a Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. For instance, to the extent a Fund invests directly or indirectly in residual interests in REMICs or equity interests in TMPs, it may have to allocate excess inclusion income to its shareholders, as described above in “Taxation of Fund Distributions and Transactions in Fund Shares,” which may exceed any cash these investments generate, potentially causing the Fund to sell portfolio securities in order to meet its annual distribution requirements. Dividends received by a Fund from a U.S. REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.
Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether in certain circumstances the Fund should recognize market discount on a debt obligation and, if so, the amount of market discount the Fund should recognize, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by a Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.
A portion of the interest paid or accrued on certain high yield discount obligations in which a Fund may invest may not (and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not) be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high yield discount obligations is not deductible, that portion will be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by a Fund may be eligible for the dividends-received deduction to the extent of the deemed dividend portion of such accrued interest.
If a Fund invests in shares of Underlying RICs, its distributable income and gains will normally consist, in part, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset income or capital gain generated from other Fund investments, including from distributions of net income or capital gains from other Underlying RICs) until it disposes of shares of the Underlying RIC. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of Underlying RIC shares against its ordinary income (including distributions of any net short-term capital gains realized by an Underlying RIC).
In addition, in certain circumstances, the “wash sale” rules under Section 1091 of the Code may apply to a Fund’s sales of Underlying RIC shares that have generated losses. A wash sale occurs if shares of an Underlying RIC are sold by the Fund at a loss and the Fund acquires additional shares of that same Underlying RIC 30 days before or after the date of the sale. The wash-sale rules could defer losses in the Fund’s hands on sales of Underlying RIC shares (to the extent such sales are wash sales) for extended periods of time.
As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that a Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the Underlying RICs.
Depending on a Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the

Underlying RIC. This generally would be the case where the Fund holds a significant interest in an Underlying RIC and redeems only a small portion of such interest. It is possible that any such dividend would qualify as “qualified dividend income” taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income.
Special tax considerations apply if a Fund invests in investment companies treated as partnerships for U.S. federal income tax purposes. A Fund will be required to include its distributive share, whether or not actually distributed by an investment company treated as a partnership, of such an investment company’s income, gains, losses, and certain other items for any investment company taxable year ending within or with the Fund’s taxable year. In general, a Fund will not recognize its distributive share of these tax items until the close of the investment company’s taxable year. However, absent the availability of an exception, a Fund will recognize its distributive share of these tax items as they are recognized by the investment company for purposes of determining the Fund’s liability for the 4% excise tax (described above). Therefore, if a Fund and an investment company have different taxable years, the Fund may be obligated to make distributions in excess of the net income and gains recognized from that investment company and yet be unable to avoid the 4% excise tax because it is without sufficient earnings and profits at the end of its taxable year to make a dividend. In some cases, however, a Fund can take advantage of certain safe harbors which would allow it to include its distributive share of an investment company’s income, gains, losses and certain other items at the close of the investment company’s taxable year for both excise tax purposes and general Subchapter M purposes, thus avoiding the problems arising from different taxable years. A Fund’s receipt of a non-liquidating cash distribution from an investment company treated as a partnership generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the Fund’s adjusted basis in shares of such investment company before the distribution. A Fund that receives a liquidating cash distribution from an investment company treated as a partnership will recognize capital gain or loss to the extent of the difference between the proceeds received by the Fund and the Fund’s adjusted tax basis in shares of such investment company; however, the Fund generally will recognize ordinary income, rather than capital gain, to the extent that the Fund’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the Fund’s share of the basis in those unrealized receivables and substantially appreciated inventory.
A Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.
A Fund’s investments in certain passive foreign investment companies (“PFICs”), as defined below, could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from a PFIC or on proceeds received from the disposition of shares in a PFIC, which tax cannot be eliminated by making distributions to Fund shareholders. However, a Fund may make certain elections to avoid the imposition of that tax. For example, a Fund may elect to treat a PFIC as a “qualified electing fund” (“QEF”) (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gain annually, regardless of whether it receives any distribution from the PFIC. Alternately, a

Fund may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. A Fund that indirectly invests in PFICs by virtue of the Fund’s investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections.
A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce, or are held for the production of, passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, income from certain notional principal contracts, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.
Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”
A U.S. person, including a Fund, who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the controlled foreign corporation (“CFC”) provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. From time to time, a Fund may be a U.S. Shareholder in a CFC. As a U.S. Shareholder, a Fund is required to include in gross income for U.S. federal income tax purposes all of a CFC’s “subpart F income,” whether or not such income is actually distributed by the CFC, provided that the foreign corporation has been a CFC for at least 30 uninterrupted days in the taxable year. Subpart F income generally includes interest, original issue discount (“OID”), dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. Subpart F income is treated as ordinary income, regardless of the character of the CFC’s underlying income, and net losses incurred by the CFC during a tax year will not be available to a Fund for the purpose of offsetting such gain. To the extent a Fund invests in a CFC and recognizes subpart F income in excess of actual distributions from the CFC, it may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

Loss of Regulated Investment Company Status
A Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements, or in the case of high redemption levels, and/or during the first year of its operations. If a Fund were to not qualify for taxation as a regulated investment company for any taxable year, the Fund’s income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income (if any), generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, a Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.
Tax Shelter Reporting Regulations
Under Treasury regulations, if a shareholder recognizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
State, Local and Other Tax Matters
The foregoing discussion relates only to U.S. federal income tax consequences of investing in the Funds for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

TAXES: ALTERNATIVE ASSET OPPORTUNITY FUND, SPECIAL PURPOSE
HOLDING FUND, SPECIAL SITUATIONS FUND, WORLD OPPORTUNITY
OVERLAY FUND
The following tax section applies only with respect to Alternative Asset Opportunity Fund, Special Purpose Holding Fund, Special Situations Fund and World Opportunity Overlay Fund.
The Funds’ shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those other Funds to their shareholders, or of the sale of shares of those other Funds by their shareholders.
Fund Status
For U.S. federal income tax purposes, each Fund has elected to be treated as a partnership rather than as an association taxable as a corporation or a publicly traded partnership (as defined in Section 7704 of the Code) that is taxable as a corporation. In this regard, consistent with the treatment of its assets and liabilities under the Trust’s Amended and Restated Declaration of Trust and Massachusetts law regarding business trusts, each Fund considers itself to be a separate business entity from the other series of the Trust that should not be required to take into account the assets, operations or shareholders of other series of the Trust for U.S. federal income tax purposes (e.g., for purposes of determining possible characterization as a publicly traded partnership). To each Fund’s knowledge, the IRS has not taken a position with respect to the separate tax treatment of series of Massachusetts series trusts that are treated as partnerships. The remainder of this discussion assumes that each Fund will be classified as a partnership for U.S. federal income tax purposes that is separate from each other series of the Trust. As a partnership, each Fund will not be subject to U.S. federal income tax. Instead, shareholders will be subject to tax on their distributive shares of each Fund’s taxable income. Each Fund intends to monitor the number of its shareholders so as not to be treated as a publicly traded partnership.
Tax Determinations, Requests for Information, Elections, and Tax Matters Partner
The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for each Fund including, pursuant to Section 754 of the Code (as described more fully below), an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in a Fund. The Manager will decide how to report Fund items on the tax returns of each Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency.
At the request of a Fund, shareholders may be required to provide the Fund with information about the tax basis of their interest in that Fund upon a redemption or transfer of Fund shares.
The Manager, or, in the event that the Manager is not a shareholder of a Fund, such other shareholder of that Fund as may be designated from time to time by the Manager, will be the

“Tax Matters Partner,” as defined in Section 6231 of the Code, for that Fund. In the event the income tax return of a Fund is audited by the IRS, the tax treatment of a Fund’s income and deductions generally is determined at the Fund level in unified proceedings (at each level) before the IRS and the courts, rather than in separate proceedings involving each shareholder. The Tax Matters Partner generally will have the authority to negotiate, settle or contest any proposed adjustments. An audit at the Fund level may result in an extension of the three-year statute of limitations on assessments of deficiencies with respect to Fund items included in shareholders’ returns. There can be no assurance that the Fund will not be audited and that adjustments will not be made.
Taxation of Shareholders
Each shareholder will be required to take into account in computing its U.S. federal income tax liability its allocable share of a Fund’s income, gains, losses, deductions, credits and tax preference items for any taxable year of that Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, any cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder’s adjusted tax basis in its Fund shares.
The amount of tax due, if any, with respect to gains and income of a Fund is determined separately for each shareholder. Each Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder’s allocable share of the Fund’s income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping its own records for determining such shareholder’s tax basis in its Fund shares and calculating and reporting any gain or loss resulting from a Fund distribution or redemption or other disposition of Fund shares.
Each Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. To the extent consistent with applicable law, each Fund will adopt a taxable year ending on the 28th day (or 29th day, as applicable) of February as its taxable year for accounting and U.S. federal income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, a Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder’s recognition of its allocable share of a Fund’s income, gains, loss, deduction, credits and tax preference items.
Fund Allocations
For U.S. federal income tax purposes, the income, gains, losses, deductions, credits and tax preference items of each Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with each

Fund’s tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax elections and determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain, income, loss or deduction. In addition, allocations of income, gains, deductions or losses to or from redeeming shareholders could result in shareholders (including the redeeming shareholder) receiving more or less items of income, gain, deduction or loss (and/or income, gains, deductions or losses of a different character) than they would in the absence of such allocations. Some or all of such allocations may not have economic effect under U.S. Treasury Regulations and a successful challenge by the IRS of such allocations may result in the redeeming shareholder and/or the remaining shareholders recognizing currently greater income for tax purposes. In addition, each Fund expects to use an aggregate method to account for its so-called “reverse 704(c)” allocations. In general, Treasury Regulations permit such aggregate method to be used only by certain “securities partnerships” and only with respect to “qualified financial assets.” A Fund may fail to qualify to use the aggregate method, which could result in incremental administrative expenses for the Fund, possible challenges by the IRS, and the possibility of some shareholders recognizing more income and/or gain for federal income tax purposes than would otherwise be the case.
By purchasing shares of a Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a shareholder may be allocated more or less of any tax item.
Distributions and Adjusted Basis
In general, a shareholder’s adjusted basis in its interest will initially equal the amount of cash and, if any, the adjusted basis in other property the shareholder has contributed for the shares and will be increased by the shareholder’s proportionate share of Fund income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from a Fund to the shareholder and such shareholder’s distributive share of certain Fund expenses and losses. In addition, (1) a shareholder’s basis includes the shareholder’s share of a Fund’s liabilities, and (2) decreases in the shareholder’s share of liabilities are treated as cash distributions.
In general, a shareholder that receives cash in connection with the shareholder’s complete withdrawal from a Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder’s adjusted tax basis in its shares immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from a Fund generally will be short-term or long-term capital gain or loss depending on the shareholder’s holding period for its shares in the Fund, except that a shareholder will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the shareholder receives a cash distribution for the shareholder’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Fund. A shareholder’s receipt of a non-liquidating cash distribution from a Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder’s adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder’s interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.
A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from a Fund. If the distribution does not represent a complete liquidation of the shareholder’s shares, the shareholder’s basis in the distributed property generally will equal a Fund’s adjusted tax basis in the property, or, if less, the shareholder’s basis in its Fund shares before the distribution. If the distribution is made in complete liquidation of the shareholder’s Fund shares, the shareholder generally will take the assets with a tax basis equal to its adjusted tax basis in its shares. Special rules apply to the distribution of property to a shareholder who contributed other property to a Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that each Fund be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If a Fund qualifies as an investment partnership, each shareholder should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to that Fund.
A shareholder cannot deduct losses from a Fund in an amount greater than such shareholder’s adjusted tax basis in its Fund shares as of the end of that Fund’s tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder’s adjusted tax basis for its shares exceeds zero in such years. See “ ‘At Risk’ Rules,” “Limitation on Shareholder’s Deduction of Investment Expenses—2% Floor,” “Limitations on a Shareholder’s Deduction of Interest,” “Effect of Ownership of Tax-Exempt Obligations on Interest Deductions,” and “Organizational Expenses” below for other limitations on the deductibility of Fund losses and certain expenses.
There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder’s share of income in subsequent years.
Reimbursement of Fund Expenses
The Manager has contractually agreed to reimburse each Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”). Although each Fund expects to take the position that the reimbursement of Fund expenses by the Manager does not result in income to the Fund, or indirectly to its shareholders, the IRS could challenge this position and prevail, with the result that the shareholders would recognize more income for U.S. federal income tax purposes than would otherwise be the case.

Character and Timing of Income and Tax Implications of Certain Investments
A Fund’s income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of a Fund will necessarily consist of long-term capital gains taxable at reduced rates or qualified dividend income taxable to individuals at long-term capital gain rates, although some or all of the taxable losses (if any) realized by that Fund in a taxable year may consist of long-term or short-term capital losses, the deductibility of which is subject to certain limitations.
Certain of a Fund’s investments, including investments in certain types of foreign securities, foreign currencies, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, debt obligations issued or purchased at a discount, U.S. REITs, entities treated as partnerships for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (including inflation-indexed bonds), may increase or accelerate a Fund shareholder’s recognition of income, including the recognition of taxable income in excess of the cash the investments generate.
A Fund’s transactions in options, futures contracts, forward contracts, swaps, swaptions and other derivative financial instruments, as well as its hedging transactions, straddles and short sales, are subject to one or more special tax rules (including, for instance, notional principal contract, mark-to-market, constructive sale, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of the Fund’s securities. The rules could therefore affect the amount, timing and/or character of income, gains, losses, and other tax items that are allocable to shareholders and could cause shareholders to be taxed on amounts not representing economic income. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, in particular in respect of credit default swaps and certain other swaps with contingent payment obligations, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in a shareholder’s allocation of any tax item, possibly for prior tax years.
Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of a partnership, such as the Funds, will be allocated to shareholders of the partnership consistent with their allocation of other items of income, with the same consequences as if the shareholders held the related interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute

UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax. See “Tax-Exempt Shareholders” below.
Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether the Fund should recognize market discount on a debt obligation and, if so, the amount of market discount the Fund should recognize, when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by a Fund when, as and if it invests in such securities.
A portion of the interest paid or accrued on certain high yield discount obligations in which a Fund may invest may not (and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not) be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer to the Fund and therefore corporate shareholders may be eligible to take a dividends-received deduction with respect to their allocable share of that portion.
In addition, a Fund’s investments in certain debt obligations or derivatives may include OID. In such case, a Fund will be required to include a portion of such discount in its taxable income on a current basis, and allocate such income to the shareholders, even though receipt of such amounts by the Fund may occur in a subsequent tax year. A Fund also may acquire debt obligations with “market discount.” Upon disposition of such an obligation, which might include the receipt of securities of the issuer in a recapitalization exchange, a Fund generally will be required to treat any gain realized (and required to be recognized) as ordinary interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Fund. A Fund may also elect to accrue such market discount into income on a current basis.
If a Fund invests in shares of Underlying RICs, its income and gains will normally consist, in part, of distributions from underlying funds and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset income or capital gain generated from other Fund investments, including from distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction.
As a result of the foregoing rules, and certain other special rules, the amount of income and capital gains realized by a Fund may be greater than such amounts would have been had the Fund invested directly in the securities held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the character of such income and gains (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the Underlying RICs.
Depending on a Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the Underlying RIC. This generally would be the case where the Fund holds a significant interest in an Underlying RIC and redeems only a small portion of such interest. It is possible that any such dividend would qualify as “qualified dividend income” taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income.
Furthermore, certain of the Fund’s investments may be in entities that are treated as partnerships for U.S. federal income tax purposes, and as such, the Fund would be required to take into account its distributive share of such entities’ income, gain, losses, deductions, credits and items of tax preference. Consequently, the nature of the Fund’s income, gains, losses, deductions and credits will largely depend on the activities and holdings of such partnerships and references to the Fund’s tax items, activities and holdings in this section generally include the tax items, investments and activities realized, held or conducted, as applicable, by the Fund directly or through such partnerships.
Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due. To the extent a Fund does not generally make distributions to its shareholders (see “Distributions” above), a shareholder’s tax liability relating to that Fund is expected to exceed amounts distributed to such shareholder in a particular year.
If eligible, a Fund may, in the discretion of the Manager (in consultation with its tax advisors), make the election described in Section 475(f) of the Code (the “mark-to-market election”). If the Fund makes the mark-to-market election, the rules described in this section will generally not apply to the Fund’s transactions and the Fund instead will generally be required to recognize ordinary gain or loss on many (or all) of its securities at the end of each taxable year as if the Fund had sold such securities for their fair market value on the last business day of such taxable year. The Manager currently does not expect to make the mark-to-market election, but may determine to do so in the future.

Effect of Straddle and Wash Sale Rules on Shareholders’ Securities Positions
The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in a Fund as “straddles” for U.S. federal income tax purposes. The application of the “straddle” rules in such a case could affect a shareholder’s holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a disposition of securities either held directly or indirectly (including through a Fund), may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly (including through that Fund) within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities will be adjusted to reflect the loss.
“At Risk” Rules
The Code further limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is “at risk” in the activity. Losses which cannot be deducted by a shareholder because of the “at risk” rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have “at risk” generally will be the purchase price of its interest plus the shareholder’s share of Fund income, gains and liabilities that are recourse to the shareholder, minus the shareholder’s share of Fund expenses, losses and distributions. There can be no assurance that a Fund’s losses allocable to a shareholder which are suspended by the “at risk rules” will be available to offset a shareholder’s income and gains in subsequent years.
Passive Activity Loss Limitations
The Code further limits the deductibility of losses and expenses by noncorporate taxpayers from activities in which the taxpayer does not materially participate. Generally, loss from such passive activities may not be deducted from nonpassive income. To the extent that the total deductions from passive activities exceed the total income from passive activities for a tax year, the excess (the passive activity loss) is not allowed for that year and is carried forward as a deduction from income from passive activities in subsequent years.
Limitations on Dividends-Received Deduction and Qualified Dividend Income
Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends-received deduction with respect to their allocable share of dividends received by a Fund that are not paid by either U.S. corporations or by certain qualifying foreign corporations.
For taxable years beginning before January 1, 2011, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain for such individual, provided the individual meets certain holding period and other requirements in respect of the underlying securities generating such income. Dividends paid by foreign corporations will not qualify as “qualified dividend income” unless, among other things, (a) the corporation paying the dividend is eligible for the benefits of a comprehensive income tax treaty with the United States or (b) the dividend is paid on stock of such a foreign corporation that is readily tradable on an established securities market in the United States. In addition, dividends will not be “qualified dividend income” if paid by a foreign corporation that is a PFIC. Dividends received by a Fund from a U.S. REIT will not qualify for the dividends-received deduction and generally will not constitute qualified dividend income. Each of the Funds does not anticipate that a significant percentage of the dividends received by the Fund will qualify as “qualified dividend income” or for the corporate dividends-received deduction.
Limitations on Shareholder’s Deduction of Interest
Section 163(d) of the Code imposes limitations on the deductibility of “investment interest” by non-corporate taxpayers. “Investment interest” is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of a Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry its shares in that Fund and its allocable share of interest expense incurred by that Fund may be subject to the investment interest limitations.
Limitation on Shareholder’s Deduction of Investment Expenses — 2% Floor
Depending on the nature of its activities, a Fund may be deemed to be either an investor or trader in securities, or both if the Fund engages in multiple activities. If a Fund is deemed to be an investor, certain Fund expenses (including the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in a Fund (directly or through certain pass-through entities, including a partnership, nonpublicly offered regulated investment company, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the shareholder itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (this limitation being applied after giving effect to the 2% limitation described above and any other applicable limitations). The U.S. Treasury Department has issued regulations prohibiting the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the Management Fee, and may also apply to certain types of payments made by a Fund under a swap agreement. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, if the Fund is deemed an investor, will be deductible by an individual shareholder to the extent that the shareholder’s miscellaneous deductions exceed 2% of the shareholder’s adjusted gross income. This limit on itemized deductions is currently scheduled to be phased out over a five-year period beginning after December 31, 2005 until December 31, 2009, after which time it will no longer apply. However, the legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless the U.S. Congress enacts legislation providing otherwise. If a Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether a Fund will be treated as a trader or investor will be determined annually based upon an examination of that Fund’s trading practices.
Organizational Expenses
Certain organizational and offering expenses of a Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court. If such expenses were treated as paid by the Fund, an election may be made by the Fund to amortize organizational expenses over a 180-month period. However, offering expenses must be capitalized and cannot be amortized or otherwise deducted.
Sale or Exchange of Partnership Property
Subject to the discussion above, gains or losses from the disposition of Fund property (including sales of a Fund’s interests in other pooled investment vehicles) not held primarily for sale to customers in the ordinary course of a trade or business generally should be treated as capital gains or losses. The Fund might also realize capital gains or losses upon the modification of a debt instrument or default of an issuer. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund holds the property. Property held (or deemed held) for more than one year generally will be eligible for long-term capital gain or loss treatment. The deductibility of capital losses may, however, be limited.
In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. The Manager does not have a duty to notify shareholders if this (or any other law) changes.
The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess may be carried back for three years and carried over up to five succeeding years.

Alternative Minimum Tax
Both individual and corporate taxpayers could be subject to an alternative minimum tax (“AMT”) if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisors as to whether the purchase of Fund shares might create or increase AMT liability.
Foreign Currency Transactions
A Fund may engage in transactions where the portion of the gain or loss attributable to currency fluctuations will be treated as ordinary income or loss. In general, where some or all of the amount that a Fund is entitled to receive or required to pay in a “Code Section 988 transaction” is denominated in (or determined by reference to) a currency other than the U.S. dollar, the foreign currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include, but are not limited to, the following: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. In general, the gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Code Section 988 transaction. The Fund may elect to treat gains or losses from certain foreign currency contracts as capital gains or losses.
Tax Implications of the Subsidiary (Alternative Asset Opportunity Fund and Special Situations Fund only)
Alternative Asset Opportunity Fund does and Special Situations Fund may invest a portion of its assets in one or more wholly-owned foreign subsidiaries (each a “Subsidiary”) that are (or will be) classified as corporations for United States federal income tax purposes. It is expected that each Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. Each Subsidiary conducts (or intends to conduct) its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the “Safe Harbor”) pursuant to which each Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (1) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (2) engage in the United States in trading, for its own account, commodities that are “of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place.” Thus, each Subsidiary’s securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of a Subsidiary’s activities were determined to be not of the type described in the Safe Harbor or if a Subsidiary’s gains were attributable to investments in securities that constitute USRPIs (which is not expected), then the activities of such Subsidiary may constitute a U.S. trade or business.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the U.S. and the jurisdiction in which any Subsidiary is (or would be) resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a foreign corporation. The 30% tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30% tax also does not apply to interest which qualifies as “portfolio interest.” The term “portfolio interest” generally includes interest (including OID) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person, who would otherwise be required to deduct and withhold the 30% tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.
Each Subsidiary is (or will be) wholly-owned by a Fund. A U.S. person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the controlled foreign corporation (“CFC”) provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. Because Alternative Asset Opportunity Fund and Special Situations Fund each is a U.S. person that owns (or will own) all of the stock of a Subsidiary, the applicable Fund is (or will be) a U.S. Shareholder and the Subsidiary is (or will be) a CFC. As a U.S. Shareholder, the Fund is (or will be) required to include in gross income for U.S. federal income tax purposes all of each Subsidiary’s “subpart F income” (defined, in part, below), whether or not such income is actually distributed by a Subsidiary, provided that the Subsidiary has been a CFC for at 30 least uninterrupted days in the taxable year.
It is expected that all of each Subsidiary’s income will be “subpart F income.” Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. In particular, subpart F income also includes the excess of gains over losses from transactions (including futures, forward and similar transactions) in any commodities. The Fund’s recognition of each Subsidiary’s subpart F income will increase the Fund’s tax basis in each Subsidiary. Distributions by a Subsidiary to the Fund will be tax-free, to the extent of its previously taxed but undistributed subpart F income, and will correspondingly reduce the Fund’s tax basis in that Subsidiary. Subpart F income is treated as ordinary income, regardless of the character of the Subsidiary’s underlying income, and net losses incurred by the Subsidiary during a tax year will not be available to the Fund for the purpose of offsetting such gain.

In general, each U.S. Shareholder is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a U.S. Shareholder may in certain circumstances be required to report a disposition of shares in a Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of a Fund if an investor is a U.S. person who owns directly, indirectly or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10% or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.
Certain Tax Considerations Relating to Certain Foreign Investments
Certain other foreign investments of a Fund, including investments in CFCs and PFICs, may cause a U.S. shareholder to recognize taxable income prior to that Fund’s receipt of distributable proceeds, pay an interest charge on receipts that are deemed to have been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder’s indirect interest in a Fund investment in a foreign corporation (other than a Subsidiary) will equal 10% of the voting power of the foreign corporation by reason of a Fund’s share of such an investment. Each Fund has not committed to provide information about that Fund’s investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisors with respect to these reporting requirements.
A Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. In particular, a Fund’s foreign investments may cause some of the income or gains of the Fund to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Fund were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although shareholders should be aware that a Fund may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to seek any such claim. The tax consequences to shareholders may depend in part on the direct and indirect activities and investments of the Fund. Accordingly, the Fund will be limited in its ability to avoid adverse foreign tax consequences resulting from the Fund’s underlying investments. Furthermore, some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by a Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

Certain Reporting Requirements
A shareholder may be subject to certain reporting requirements that require such shareholder to file information returns with the IRS with respect to certain transfers of cash or property by a Fund to a foreign partnership. The shareholder will be relieved of these reporting requirements if that Fund reports the transfer. It is the intention of each Fund to report such transfers. In addition, in certain cases, a U.S. shareholder who owns or acquires, directly or indirectly through a Fund, a 10% or greater interest in a foreign partnership must report its interest in the foreign partnership and/or certain acquisitions, dispositions or proportional changes in its interest in the foreign partnership.
A U.S. shareholder also may be required to report transfers of cash by a Fund to a foreign corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the foreign corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the foreign corporation in a tax-free transfer. Under current regulations, this reporting must be made by a Fund’s U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through a Fund, 10% by vote or value of the stock of a foreign corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the foreign corporation. Certain other non-cash transfers by a Fund to foreign corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the foreign corporation. It is not expected that a shareholder’s indirect interest in a Fund’s investment in a foreign corporation (other than the Subsidiary) will equal 10% of the voting power of the foreign corporation by reason of that Fund’s share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to a Fund’s direct or indirect investment in a foreign corporation classified as a PFIC regardless of the size of such shareholder’s investment.
None of the Funds have committed to provide information (other than any information that the Fund is required to provide by U.S. law) about Fund investments that may be needed to complete any reporting requirements. The above discussion of U.S. reporting requirements is primarily directed at U.S. persons. Investors are urged to consult with their own tax advisors with respect to these reporting requirements.
Effect of Ownership of Municipal Obligations on Interest Deductions
Code Section 265(a)(2) disallows any deductions for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations (e.g., certain municipal obligations). The IRS stated, in Revenue Procedure 72-18, 1972-1 C.B. 740, that indebtedness incurred to finance a “portfolio investment” when the taxpayer’s portfolio also includes tax-exempt assets, either directly or indirectly, will be deemed, in part, to be for the purpose of purchasing or carrying such tax-exempt obligation. Thus, if a shareholder holds tax-exempt obligations, either directly or indirectly through a Fund, the IRS might take the position that any interest paid, directly or indirectly, by such shareholder on indebtedness incurred to enable the shareholder to purchase investments should be viewed as incurred to enable the shareholder to continue carrying tax-exempt obligations. As a result, the IRS might argue that such shareholder should not be allowed to deduct the full amount of interest incurred. In addition, pursuant to Revenue Procedure 72-18, each shareholder will be treated as incurring its share of any indebtedness incurred by a Fund. Therefore, a shareholder owning tax-exempt obligations could be denied a deduction for its share of any interest expense incurred by a Fund to purchase securities or other portfolio investments.
Tax-Exempt Shareholders
Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have UBTI. A Fund may generate income that is UBTI in the hands of tax-exempt shareholders. To the extent that a shareholder has borrowed to finance an interest in a Fund or a Fund holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers (“dealer” property) income attributable to such property allocated to a shareholder that is an exempt organization may constitute UBTI (only as to that portion of income that is treated as debt-financed). Certain of the Fund’s other investments or activities may also generate UBTI (e.g., by investments in operating pass-through entities). Furthermore, the IRS may take the position that certain of the Fund’s investments in derivative instruments should be reclassified in a manner that gives rise to UBTI. If a Fund generates UBTI, a tax-exempt shareholder of the Fund generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. The characterization of certain income of the Fund as UBTI may depend in part on the nature of the underlying investments made by entities classified as partnerships for U.S. federal income tax purposes in which the Fund may invest.
Moreover, a CRT, as defined in section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.
Tax-exempt shareholders should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in a Fund.
Termination of a Fund
In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in a Fund’s capital and profits (other than by redemption by the Fund), a termination of that Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination were to occur, the Fund would be deemed to contribute all of its assets and liabilities to a new partnership, and, immediately thereafter, the Fund would be deemed to distribute interests in the new partnership to the purchasing shareholder and the continuing shareholders in proportion to their respective interests in the Fund in liquidation of the Fund. Such a termination could result in the acceleration of Fund income for that year to shareholders and could generate other adverse tax consequences to some or all shareholders. Shareholders should refer to the above section titled “Distributions and Adjusted Basis” for a discussion of the treatment of distributions from the Fund. There are restrictions on a shareholder’s ability to assign or transfer its Fund shares, in whole or in part.

Withholding
The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from a Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager’s discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then “applicable federal short-term rate” under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.
Under the backup withholding rules, a Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish that Fund (or the intermediary) (e.g., with an IRS Form W-9 (for U.S. shareholders) or IRS Form W-8BEN (for foreign shareholders)) with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder’s tax liability.
U.S. Tax Shelter Rules
A Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a “loss transaction” where its allocable share of a loss derived from a “Section 988 Transactions” exceeds $50,000 in a taxable year. Although a Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its shares in a Fund if the shareholder (or that Fund in certain cases) participates in a reportable transaction.
Shareholders should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Fund and participation in a Fund’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Fund may provide to its material advisors identifying information about the Fund’s investors and their participation in the Fund and the Fund’s income, gain, loss, deduction or credit from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.
Under U.S. tax law, if a Fund (or any fund in which a Fund directly or indirectly invests) engages in certain tax shelter transactions a tax-exempt shareholder could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) such shareholder’s net income from the transactions or (ii) 75% of the proceeds attributable to such shareholder from the transactions. If such a tax-exempt shareholder knew or had reason to know that a transaction was a prohibited tax shelter transaction a substantially higher excise tax could be applicable. In addition, such tax-exempt shareholders could be subject to certain disclosure requirements and penalties could apply if such tax-exempt shareholders do not comply with such disclosure requirements. There can be no assurance that the Funds (or any fund in which a Fund directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in section 4965(c) of the Code) might still apply. Tax-exempt shareholders should consult with their own tax advisers regarding these provisions.
Tax Elections
A Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.
Elective and Mandatory Basis Adjustment of Partnership Property
Under Section 754 of the Code, each Fund generally may elect to adjust the basis of its assets in the event of certain distributions to a shareholder, or a transfer of Fund shares from a shareholder to a new or existing shareholder. Such an election, if made, could either increase or decrease the value of the shares of the remaining shareholders or the transferee, respectively, because the election would increase or decrease the basis of the Fund’s assets for purposes of computing such shareholders’ or such transferee’s distributive share of Fund income, gains, losses and deductions.
A Fund also must make these basis adjustments as though the Fund had made the Section 754 elections described above in the case of (1) a transfer of Fund shares, if the Fund has a built-in loss of more than $250,000 immediately following the transfer; or (2) a distribution of Fund property, if the recipient acquires a basis in the property that exceeds by more than $250,000 the basis the Fund had in the property, or a distribution where the distributee shareholder recognizes a loss of more than $250,000. To determine whether the mandatory basis adjustment rules will be triggered upon a shareholder’s transfer or withdrawal from a Fund, the Fund may request such shareholder provide certain information, including information regarding such shareholder’s tax basis in its Fund shares.

Certain Tax Considerations for Regulated Investment Company Shareholders
Special tax considerations apply to shareholders of a Fund that intend to qualify for the special tax treatment accorded regulated investment companies (each, a “RIC Shareholder”) under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:
(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below) (the “Good Income Test”);
(b) diversify its holdings so that, at the end of each quarter of a Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships, as defined below (the “Asset Test”); and
(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the “Distribution Requirement”).
If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4% excise tax on the undistributed amounts (the “Excise Tax”).
For purposes of the Good Income Test described in paragraph (a) above, income derived from a Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. However, 100% of the net income derived by the Fund from an interest in a “qualified publicly traded partnership” (defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Code Section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) of the Good Income

Test above) that is allocable to a RIC Shareholder will be treated as qualifying income for purposes of the RIC Shareholder’s Good Income Test.
Income a Fund derives from certain of its investments in derivatives related to commodities and commodities indexes will not be considered “Good Income” for the purposes of the Good Income Test. This may limit the extent to which a Fund invests in such contracts.
A RIC Shareholder will be required to include its distributive share, whether or not actually distributed by a Fund, of the Fund’s income, gains, losses and certain other items for any Fund taxable year ending within the RIC Shareholder’s taxable year. In general, a RIC Shareholder will not recognize its distributive share of these tax items until the close of the Fund’s taxable year. However, absent the availability of an exception, a RIC Shareholder will recognize its distributive shares of these items as they are recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if a Fund and a RIC Shareholder have different taxable years, the RIC Shareholder may be obligated to make distributions in excess of the net income and gains recognized from that Fund and yet be unable to avoid the Excise Tax because it is without sufficient earnings and profits at the end of its taxable year to make a dividend. In some cases, however, the RIC Shareholder can take advantage of certain safe harbors which would allow it to include its distributive share of a Fund’s income, gains, losses and certain other items at the close of the Fund’s taxable year for both Excise Tax purposes and general Subchapter M purposes, thus avoiding the problems arising from different taxable years.
With respect to investors in Alternative Asset Opportunity Fund and Special Situations Fund only, RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in a Subsidiary as “qualifying income” for purposes of the Income Test. There is a risk, however, that the IRS could prevail in asserting that (i) a Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) a Fund should be treated as recognizing income of a Subsidiary directly, or (iii) the acquisition of control of a Subsidiary by a Fund had the principal purpose of evading or avoiding federal income tax. Such a determination could cause some or all of the income derived from a Fund’s investment in a Subsidiary to fail to be treated as qualifying income in the hands of a RIC Shareholder. Each Fund believes that the risk of such a determination is remote.
Certain Tax Considerations for Foreign Investors
The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust (“foreign investor”) investing as a shareholder in a Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal tax independent of their direct or indirect investment in a Fund. Each foreign investor is urged to consult with its own tax advisor regarding the federal, state, local and foreign tax treatment of its investment in a Fund.
In general, the U.S. federal tax treatment of a foreign investor depends upon whether a Fund is deemed to be engaged in a U.S. trade or business. Although it is not expected that the activities of a Fund will cause the Fund to be deemed engaged in a U.S. trade or business, there can be no assurance in this regard and an investment in the Fund could cause a foreign investor to recognize income that is effectively connected with a U.S. trade or business (“ECI”). If the Fund were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally collected by means of withholding) on a net basis (including, for certain corporate foreign investors, an additional 30% “branch profits” tax) and tax return filing obligations.
In addition, gain on the sale of USRPIs generally will be treated as ECI. Moreover, if a Fund invests in equity interests in partnerships and other pass through entities and any such entity is engaged in a trade or business, such trade or business will be attributed to the Fund and to the shareholders and may result in the recognition of ECI by shareholders that are foreign investors.
Regardless of whether a Fund is in a U.S. trade or business, if the Fund receives certain types of investment income such as dividends or interest other than “portfolio interest” from U.S. sources, to the extent such income is allocated to a foreign investor, the Fund may be required to withhold at a rate of 30% (or lower applicable treaty rate). A Fund may withhold and pay any taxes with respect to any foreign investor and any such taxes may be withheld from any distribution otherwise payable to such foreign investor. Alternatively, a foreign investor may be required to reimburse the Fund for the amount of such tax.
Considerations Regarding Foreign Jurisdictions
Shareholders may become liable for foreign tax and/or filing obligations in connection with the activities or investments of a Fund outside the United States or in connection with income and gain recognized by the Fund from foreign sources, whether or not shareholders receive any distributions with respect to such investments. In addition, some of the Funds’ income from foreign sources may be subject to tax in the applicable jurisdiction(s). Any such taxes paid by or withheld from a Fund will reduce the value of the relevant shareholder’s capital accounts. Shareholders may in some circumstances be able to claim relief under a double taxation treaty between their country of residence and the applicable country of the foreign-source investment. Investors subject to tax in jurisdictions outside the United States should consult their own advisors regarding the tax consequences of an investment in the Fund. All prospective investors should consult their own tax advisors regarding the foreign tax implications of an investment in a Fund.
No Tax Benefits Expected
Because it is expected that an investment in a Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.
Non-Income State, Local and Foreign Taxes
The foregoing discussion does not address the U.S. non-income state and local or foreign tax consequences of an investment in a Fund. It is possible that a Fund’s activities might generate tax return filing, reporting or tax payment obligations in Massachusetts or other U.S. state or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding U.S. non-income, state, local, and foreign tax matters.
Summary; Laws Subject to Change
The foregoing discussion relates only to U.S. federal income tax consequences of investing in the Funds for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Neither the Funds nor the Manager has a duty to notify shareholders if any law changes. Shareholders should consult their tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.
MANAGEMENT OF THE TRUST
The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee’s and officer’s date of birth (“DOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust is not an “interested person” of the Trust, as such term is used in the 1940 Act. Because the Funds do not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

			Number of
Name, Date of Birth,		Principal	Portfolios in
and Position(s) Held	Length of	Occupation(s)	Fund Complex	Other
with the Trust	Time Served	During Past 5 Years	Overseen	Directorships Held
Donald W. Glazer, Esq. Chairman of the Board of Trustees DOB: 07/26/1944	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant—Law and Business[1]; Author of Legal Treatises.	48	None.

Jay O. Light Trustee DOB: 10/03/1941	Since May 1996.	Dean (since April 2006), Acting Dean (August 2005-April 2006), Senior Associate Dean (1998-2005), and Professor of Business Administration, Harvard Business School.	48	Director of Harvard Management Company, Inc.[2] and Verde, Inc.; Director of Partners HealthCare System, Inc. and Chair of its Investment Committee.[3]

W. Nicholas Thorndike Trustee DOB: 03/28/1933	Since March 2005.	Director or trustee of various corporations and charitable organizations, including Courier Corporation (a book publisher and manufacturer) (July 1989-present); Putnam Funds (December 1992-June 2004); and Providence Journal (a newspaper publisher) (December 1986-December 2003).	48	Director of Courier Corporation (a book publisher and manufacturer); Member of the Investment Committee of Partners HealthCare System, Inc.[3]

[1]	As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2006 and December 31, 2007, these entities paid $825,738 and $789,416, respectively, in legal fees and disbursements to Goodwin. In correspondence with the Staff of the SEC beginning in August 2006, the Independent Trustees’ legal counsel provided the Staff with information regarding Mr. Glazer’s relationship with Goodwin and his other business activities. On September 11, 2007, based on information that had been given to the Staff as of that date, the Staff provided oral no-action assurance consistent with the opinion of the Independent Trustees’ legal counsel that Mr. Glazer is not an “interested person” of the Trust.

[2]	Harvard Management Company, Inc. is a client of the Manager.

[3]	Partners HealthCare System, Inc. is a client of the Manager.
Officers

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years[1]
Scott Eston DOB: 01/20/1956	President and Chief Executive Officer	President and Chief Executive Officer since October 2002; Chief Financial Officer, November 2006 — February 2007.	Chief Operating Officer and Member, Grantham, Mayo, Van Otterloo & Co. LLC.

Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004 — November 2006.	Fund Administration Staff, Grantham, Mayo, Van Otterloo & Co. LLC (June 2004-present); Vice President, Director of Tax, Columbia Management Group (2002-2004).

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years[1]
Brent C. Arvidson DOB: 06/26/1969	Assistant Treasurer	Since August 1998.	Senior Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC.

John L. Nasrah DOB: 05/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present); Tax Analyst, Bain & Company, Inc. (June 2003-September 2004); Senior Tax Associate, PricewaterhouseCoopers LLP (2001-2003).

Mahmoodur Rahman DOB: 11/30/1967	Assistant Treasurer	Since September 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2007-present); Vice President & Senior Tax Manager, Massachusetts Financial Services Company (January 2000-April 2007).

Michael E. Gillespie DOB: 02/18/1958	Chief Compliance Officer	Since March 2005.	Vice President of Compliance (June 2004-February 2005) and Director of Domestic Compliance (March 2002-June 2004), Fidelity Investments.

Jason B. Harrison DOB: 01/29/1977	Vice President and Clerk	Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (since February 2006) and Attorney, Ropes & Gray LLP (September 2002-February 2006).

David L. Bohan DOB: 06/21/1964	Vice President and Assistant Clerk	Vice President since March 2005; Assistant Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (September 2003-present); Attorney, Goodwin Procter LLP (September 1996-September 2003).

Gregory L. Pottle DOB: 07/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Anne Trinque DOB: 04/15/1978	Vice President and Assistant Clerk	Since September 2007.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC. (January 2007-present); Attorney, Goodwin Procter LLP (September 2003-January 2007).

Cheryl Wakeham DOB: 10/29/1958	Vice President and Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC.

[1]	Each of Messrs. Burnett, Arvidson, Bohan, and Pottle serves as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser.
Trustees’ Responsibilities. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.
The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 29, 2008, the Audit Committee held five meetings; the Pricing Committee held eight meetings; and the Governance Committee held three meetings.
The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust’s accounting, its financial reporting policies and practices, the quality and objectivity of the Trust’s financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds’ independent auditors and acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds’ securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust’s Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds’ securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Glazer and Mr. Thorndike are members of the Pricing Committee, and Mr. Light is an alternate member of the Pricing Committee. Mr. Glazer is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the 1940 Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the 1940 Act requirements for being “independent legal counsel.” Mr. Light, Mr. Glazer and Mr. Thorndike are members of the Governance Committee. Mr. Light is the Chairman of the Governance Committee.
Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.
Trustee Fund Ownership
The following table sets forth ranges of the current Trustees’ direct beneficial share ownership in the Funds offered in the Private Placement Memoranda and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memoranda) as of December 31, 2007.

Aggregate Dollar Range of Shares
	Dollar Range of	Directly Owned in all
	Shares Directly Owned in	Funds of the Trust (whether
	Funds Offered in the	or not offered in the Private
Name/Funds Offered in the	Private Placement	Placement Memoranda)
Private Placement Memoranda*	Memoranda	Overseen by Trustee
Donald W. Glazer	None	Over $100,000
Jay O. Light	None	None
W. Nicholas Thorndike	None	None

*	Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.
The following table sets forth ranges of Mr. Glazer’s indirect beneficial share ownership in the Funds offered in the Private Placement Memoranda and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memoranda), as of December 31, 2007, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

Aggregate Dollar Range of Shares
	Dollar Range of	Directly Owned in all
	Shares Directly Owned in	Funds of the Trust (whether
	Funds Offered in the	or not offered in the Private
Name/Funds Offered in the	Private Placement	Placement Memoranda)
Private Placement Memoranda*	Memoranda	Overseen by Trustee
Donald W. Glazer	$1 - 10,000	Over $100,000
Alternative Asset Opportunity Fund	$10,001 - 50,000
Short-Duration Collateral Fund	$1 - 10,000
Special Purpose Holding Fund	$1 - 10,000
Taiwan Fund	$1 - 10,000
World Opportunity Overlay Fund

*	Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.
Trustee Ownership of Securities Issued by the Manager or Principal Underwriter
None.
Trustee Ownership of Related Companies
The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2007, in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, LLC, the Funds’ principal underwriter.

Name of	Name of Owner(s)
Non-Interested	and Relationship to
Trustee	Trustee	Company	Title of Class	Value of Securities [2]	% of Class
Donald W. Glazer	Self	GMO Multi-Strategy	Limited partnership	$1,065,767	0.031%
		Fund (Onshore), a	interest- Class A
private investment
company managed by
the Manager.[1]
Jay O. Light	N/A	None	N/A	N/A	N/A
W. Nicholas Thorndike	N/A	None	N/A	N/A	N/A

[1]	The Manager may be deemed to “control” this fund by virtue of its serving as investment manager of the fund.

[2]	Securities valued as of December 31, 2007.
Remuneration. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.
Other than as set forth in the table below, during the fiscal year ended February 29, 2008, no Trustee of the Trust received any direct compensation from the Trust or any Fund offered in the Private Placement Memoranda, and no officer of the Trust received aggregate compensation exceeding $60,000 from any Fund offered in the Private Placement Memoranda:

	Name of Person, Position
	Donald W.				W. Nicholas
	Glazer,		Jay O. Light,		Thorndike,
	Esq., Trustee		Trustee		Trustee
Compensation from Each Fund Offered in the Private Placement Memoranda:
Alternative Asset Opportunity Fund	$388		$305		$309
Flexible Equities Fund	$3,315	[1]	$2,575	[1]	$2,610	[1]
Short-Duration Collateral Fund	$21,761		$16,927		$17,080
Special Purpose Holding Fund	$3		$2		$2
Special Situations Fund	$495	[2]	$371	[2]	$371	[2]
Taiwan Fund	$2,941		$733		$4,740
World Opportunity Overlay Fund	$4,647		$3,610		$3,638
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A		N/A		N/A
Estimated Annual Benefits Upon Retirement:	N/A		N/A		N/A
Total Compensation from the Trust:	$310,299	[3]	$215,821	[3]	$225,680	[3]

[1]	Reflects an estimate of the direct compensation to be paid to each Trustee for the Fund’s initial fiscal year ended February 28, 2009. Actual direct compensation paid to the Trustees will vary depending on the net assets of the Fund throughout its initial fiscal year.

[2]	Reflects the period from the Fund’s commencement of operations on July 31, 2007 through February 29, 2008.

[3]	Reflects actual direct compensation received during the fiscal year ended February 29, 2008 from Funds of the Trust that had commenced operations on or before February 29, 2008, including Funds that are not offered through the Private Placement Memoranda.
Mr. Eston does not receive any compensation from the Trust, but as a member of the Manager will benefit from the management fees paid by the Funds and various other Funds of the Trust not offered through the Private Placement Memoranda. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.

As of June 9, 2008, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of each Fund offered in the Private Placement Memoranda. Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.
Code of Ethics. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Funds are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.
The non-interested Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to a Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.
INVESTMENT ADVISORY AND OTHER SERVICES
Management Contracts
As disclosed in the Private Placement Memoranda under the heading “Management of the Fund,” under separate Management Contracts (each, a “Management Contract”) between the Trust, on behalf of the Funds, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment or asset allocation program, as applicable, for each Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under “Portfolio Transactions—Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.
The Manager does not charge Short-Duration Collateral Fund, Special Purpose Holding Fund, or World Opportunity Overlay Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, and World Opportunity Overlay Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”) through at least June 30, 2009.

Each Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.
Each Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of the Manager) and by the relevant Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Funds. Each Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the relevant Fund. Each Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to the Manager. In addition, each Management Contract may be terminated on not more than 60 days’ written notice by the Manager to the Trust.
With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund, and World Opportunity Overlay Fund, since the commencement of each Fund’s respective operations, none of the Funds has paid a Management Fee to the Manager pursuant to the Management Contract.
Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid the Manager any Management Fees as of the date hereof. However, once the Fund commences operations, it will pay to the Manager a Management Fee at an annual rate of 0.55% of the Fund’s average daily net assets.
With respect to Alternative Asset Opportunity Fund, Special Situations Fund and Taiwan Fund, the Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. Pursuant to their Management Contracts, the Funds have paid the following amounts as Management Fees to the Manager during the last three fiscal years:

	Gross	Reduction	Net
ALTERNATIVE ASSET OPPORTUNITY FUND

Year ended 2/29/08	$447,286	$206,833	$240,453
Year ended 2/28/07	847,780	233,513	614,267
Commencement of Operations	603,360	95,131	508,229
(4/11/05) Through 2/28/06

SPECIAL SITUATIONS FUND

Commencement of Operations	$1,092,706	$145,170	$947,536
(7/31/07) Through 2/29/08

TAIWAN FUND

Year ended 2/29/08	$2,395,136	N/A	$2,395,136
Year ended 2/28/07	2,442,567	N/A	2,442,567
Year ended 2/28/06	2,098,026	N/A	2,098,026
In the event that the Manager ceases to be the manager of a Fund, the right of the Trust to use the identifying name “GMO” may be withdrawn.
Portfolio Management
Day-to-day management of Taiwan Fund is the responsibility of GMO’s Emerging Markets Division, day-to-day management of Short-Duration Collateral Fund, Special Purpose Holding Fund, World Opportunity Overlay Fund and Alternative Asset Opportunity Fund is the responsibility of GMO’s Fixed Income Division, and day-to-day management of Special Situations Fund is the responsibility of GMO’s Asset Allocation Division. GMO’s Asset Allocation Division is responsible for overall investment management of Flexible Equities Fund. Other investment divisions may, at the direction of GMO’s Asset Allocation Division, be responsible for selecting Flexible Equities Fund’s investments. Initially, GMO’s International Quantitative Division will be responsible for such decisions for Flexible Equities Fund. Each division is comprised of investment professionals associated with the Manager. Each division’s members work collaboratively to manage a Fund’s portfolio, and no one person is primarily responsible for day-to-day management of any Fund.
The following table sets forth information about accounts overseen or managed by the senior members of GMO’s Emerging Markets Division, Fixed Income Division, Asset Allocation Division, International Quantitative Division and U.S. Quantitative Division as of February 29, 2008.

	Registered investment companies
	managed (including non-GMO mutual		Other pooled investment vehicles		Separate accounts managed
Senior Member	fund subadvisory relationships)		managed (world-wide)		(world-wide)
	Number of accounts[1]	Total assets[1,2]	Number of accounts	Total assets	Number of accounts	Total assets
Thomas Cooper	13	$11,240,972,963	13	$4,383,223,779	17	$2,571,438,434
Arjun Divecha	4	$13,774,224,991	3	$2,104,142,952	9	$5,149,766,275
Thomas Hancock	11	$22,081,019,486	8	$2,688,199,740	38	$12,664,308,130
Ben Inker	12	$17,344,855,397	6	$4,450,881,731	191	$17,102,529,805
William Nemerever	13	$11,240,972,963	13	$4,383,223,779	17	$2,571,438,434
Sam Wilderman	18	$18,110,250,505	5	$3,012,402,691	19	$4,038,262,360

	Registered investment companies managed
	for which GMO receives a
	performance-based fee (including		Other pooled investment vehicles		Separate accounts managed (world-wide)
	non-GMO mutual fund subadvisory		managed (world-wide) for which GMO		for which GMO receives a
	relationships)		receives a performance-based fee		performance-based fee
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Thomas Cooper	0	$0	3	$2,063,715,595	3	$1,306,616,728
Arjun Divecha	0	$0	0	$0	2	$2,311,518,711
Thomas Hancock	0	$0	1	$104,148,644	7	$3,066,003,241
Ben Inker	0	$0	0	$0	92	$8,772,135,837
William Nemerever	0	$0	3	$2,063,715,595	3	$1,306,616,728
Sam Wilderman	0	$0	4	$2,990,695,460	5	$2,141,516,368
1 Includes Funds of the Trust (including Funds not offered through the Private Placement Memoranda) that had commenced operations on or before February 29, 2008.
2 For some senior members, “Total assets” includes assets invested by other GMO Funds.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between a Fund and the other accounts.
Senior members of each division are generally members (partners) of GMO. As of February 29, 2008, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm’s profits and, possibly, an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual’s contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person’s compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.
Senior Member Fund Ownership. As of February 29, 2008, none of the senior members had any direct beneficial ownership in the Funds discussed in this Statement of Additional Information that were overseen or managed by such senior member as of February 29, 2008.
The following table sets forth the dollar range of each senior member’s indirect beneficial share ownership in Funds discussed in this Statement of Additional Information that were overseen or managed by such senior member, as of February 29, 2008, by virtue of the senior member’s direct ownership of shares of certain other Funds of the Trust that invest in the Funds:

Name of Senior Member*	Dollar Range of Shares Indirectly Owned in the Funds*
Thomas Cooper	Alternative Asset Opportunity Fund	None
	Short-Duration Collateral Fund	$100,001-$500,000
	Special Purpose Holding Fund	$1-$10,000
	World Opportunity Overlay Fund	$50,001-$100,000
Arjun Divecha	Taiwan Fund	$1-$10,000
Ben Inker	Special Situations Fund	None
William Nemerever	Alternative Asset Opportunity Fund	$1-$10,000
	Short-Duration Collateral Fund	$1-$10,000
	Special Purpose Holding Fund	$1-$10,000
	World Opportunity Overlay Fund	$1-$10,000
• Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.
Custodial Arrangements and Fund Accounting Agents. State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111 serves as the Trust’s custodian and fund accounting agent on behalf of certain of the Funds, and Brown Brothers Harriman & Co. (“BBH”), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust’s custodian and fund accounting agent on behalf of the other Funds. As such, State Street Bank or BBH holds in safekeeping certificated securities and cash belonging to a Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to a Fund. Upon instruction, State Street Bank or BBH receives and delivers cash and securities of a Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. Each of State Street Bank and BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of each Fund on a daily basis.
Shareholder Service Arrangements. As disclosed in their respective Private Placement Memoranda, pursuant to the terms of a single Servicing Agreement with the Funds of the Trust, GMO provides direct client service, maintenance, and reporting to shareholders of Alternative Asset Opportunity Fund, Special Situations Fund and Taiwan Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.
The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, Alternative Asset Opportunity Fund, Special Situations Fund and Taiwan Fund paid GMO the following amounts (after reimbursement by GMO) during the last three fiscal years:

	March 1, 2005	March 1, 2006	March 1, 2007
	Through	Through	Through
	February 28, 2006	February 28, 2007	February 29, 2008
Alternative Asset Opportunity Fund	$201,120 (a)	$282,593	$149,096
Special Situations Fund	N/A	N/A	186,533 (b)
Taiwan Fund	388,523	452,327	443,544
(a) Reflects fees paid from the Fund’s commencement of operations on April 11, 2005 through February 28, 2006.
(b) Reflects fees paid from the Fund’s commencement of operations on July 31, 2007 through February 29, 2008.
Additionally, pursuant to the terms of the Servicing Agreement, the Class III and Class VI Shares of Flexible Equities Fund pay the Manager a Shareholder Service Fee in exchange for shareholder services rendered by the Manager. Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, the Flexible Equities Fund has not yet paid the Manager a Shareholder Service Fee. However, once Flexible Equities Fund commences operations, the Class III Shares of Flexible Equities Fund will pay the Manager a Shareholder Service Fee of 0.15% of Flexible Equities Fund’s

average daily net assets attributable to Class III shares of Flexible Equities Fund, and Class VI Shares of Flexible Equities Fund will pay the Manager a Shareholder Service Fee of 0.055% of Flexible Equities Fund’s average daily net assets attributable to Class VI shares of Flexible Equities Fund.
Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust’s financial statements, assists in the preparation of each Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.
Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.
Transfer Agent. State Street Bank serves as the Trust’s transfer agent on behalf of the Funds.
PORTFOLIO TRANSACTIONS
The Manager makes decisions to buy and sell portfolio securities for each Fund and for each of its other investment advisory clients with a view to achieving each client’s investment objectives, taking into consideration client-specific factors such as, without limitation, cash flows into or out of a client account, the accounts’ benchmarks, and cash restrictions. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security, including clients managed by the same investment division. It is the Manager’s policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.
In certain cases, the Manager may identify investment opportunities that are suitable for certain registered investment companies, including some of the Funds, and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member (“GMO Private Funds”). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of a Fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person’s investment in a similar Fund (or, in some cases, may have no investment in the similar Fund). The Manager itself may also have investments in a GMO Private Fund. To help manage these potential conflicts, the Manager has developed and reviewed with the Trust’s Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings (“IPOs”) and other limited opportunities that takes into account the needs and objectives of each Fund and the other GMO clients. One of the Private Funds managed by GMO’s Emerging Markets Division, the GMO Emerging Illiquid Fund L.P. (“EIF”), focuses on investments with relatively less liquidity. Consequently, certain types of investments, including securities of companies with smaller market capitalizations, IPOs and private placements with smaller offering sizes and other relatively less liquid investments will, within the Emerging Markets Division, ordinarily be allocated 100% to EIF as opposed to other Emerging Markets strategies. In other cases, the GMO Emerging Markets strategies and EIF will receive an allocation of limited investments that are suitable for each, but the GMO Emerging Markets strategies may receive a lesser allocation, or no allocation, of such investments than would be the case if the allocation were pro rated by assets. As a result, there may be cases where EIF receives an allocation of a specific limited opportunity greater than would be the case if the allocation were pro rated by assets. Similar issues may arise with respect to the disposition of such securities. In general, the Emerging Markets Division and other GMO Divisions divide IPOs between themselves pro rata based upon indications of interest.
Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.
Brokerage and Research Services. In selecting brokers and dealers to effect portfolio transactions for each Fund, the Manager seeks best execution. Best execution is not based solely on the explicit commission charged by the broker/dealer and consequently, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. The determination of what may constitute “best execution” involves a number of considerations, including, without limitation, the overall net economic result to a Fund, the efficiency with which the transaction is effected, access to order flow, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer’s inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm’s ability and willingness to commit capital. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual execution. The Manager’s broker/dealer selection may, in addition to the factors listed above, also be based on research services provided by the broker/dealer. In the case of GMO’s Fixed Income Division, the Manager may also direct trades to broker/dealers based in part on the broker/dealer’s history of providing, and capability to continue providing, pricing information for securities purchased. Best execution may be determined for investment strategies without regard to client specific limitations (e.g., limits on the use of derivatives for anticipatory hedging).
Generally, the Manager determines the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the particular Fund, (ii) historical and current commission rates, (iii) the kind and quality of the execution services rendered, (iv) the size and nature of the transactions effected, and (v) research services received. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the price set at an agreed upon time (e.g., previous night’s close) and any additional “impact” or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.
As noted, seeking best price and execution involves the weighting of qualitative as well as quantitative factors and evaluations of best execution are, to a large extent, possible only after multiple trades have been completed. Particularly in non-U.S. markets, the Manager does place trades with broker/dealers that provide investment ideas and other research services, even if the relevant broker has not yet demonstrated an ability to effect best price and execution; however, trading with such a broker (as with any and all brokers) will be curtailed or suspended if the Manager is not reasonably satisfied with the quality of particular trade executions, unless or until the broker has altered its execution capabilities in such a way that the Manager can reasonably conclude that the broker is capable of achieving best price and execution.
The Manager will frequently use broker/dealers that provide research in all markets, and that research is a factor in evaluating broker/dealer commissions. In all cases the research services received by the Manager are limited to the types of research contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Manager relies on the statutory safe harbor in Section 28(e) of the 1934 Act. However, the Manager does not directly participate in any soft dollar arrangements involving third party research (i.e., research provided by someone other than the broker/dealer) or the payment of any of the Manager’s out-of-pocket expenses. Research services provided by broker/dealers take various forms, including personal interviews with analysts, written reports, pricing services in respect of fixed income securities, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. Such services furnished to the Manager may be used in furnishing investment advice to all of the Manager’s clients, including the Funds. Services received from a broker/dealer that executed transactions for the Funds will not necessarily be used by the Manager specifically to service the Funds.
The Trust paid, on behalf of the Funds, the following amounts in brokerage commissions during the three most recent fiscal years:

	March 1, 2005		March 1, 2006	March 1, 2007
	Through		Through	Through
	February 28, 2006		February 28, 2007	February 29, 2008
Alternative Asset Opportunity Fund	$124,066	(a)	$102,088	$0
Flexible Equities Fund(b)	N/A		N/A	N/A
Short-Duration Collateral Fund	$9,853		$18,809	$17,020
Special Purpose Holding Fund	$0		$0	$0
Special Situations Fund	N/A		N/A	$0	(c)
Taiwan Fund	$148,737		$190,276	$751,210
World Opportunity Overlay Fund	$438,265		$262,845	$392,150

(a) Reflects commissions generated from the Fund’s commencement of operations on April 11, 2005 through February 28, 2006. Brokerage commissions include commissions paid by the Fund and its wholly-owned subsidiary.

(b) The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, the Trust, on behalf of the Fund, has not yet paid any brokerage commission.

(c) Reflects commissions generated from the Fund’s commencement of operations on July 31, 2007 through February 29, 2008.
During the fiscal year ended February 29, 2008, none of the Funds held any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.
Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker/dealer or its affiliates and a Fund, the Manager or the Fund’s distributor, all of the Funds may refrain, or be required to refrain, from engaging in principal trades with such broker/dealer. Additionally, the Funds may be restricted in their ability to purchase securities issued by affiliates of the Funds’ distributor.
PROXY VOTING POLICIES AND PROCEDURES
The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Funds. The Trust’s proxy voting policy and the Manager’s proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.
The Manager’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.
Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust’s website at www.gmo.com and on the Securities and Exchange Commission’s website at www.sec.gov no later than August 31 of each year.
DISCLOSURE OF PORTFOLIO HOLDINGS
The policy of the Trust is to protect the confidentiality of each Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.
Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.
Neither GMO nor any Fund will receive any compensation or other consideration in connection with its disclosure of a Fund’s portfolio holdings.
GMO may disclose a Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, “Permitted Recipients”) by means of the GMO website. The Funds’ Private Placement Memoranda describe the type of information disclosed on GMO’s website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. The top fifteen holdings of certain series of the Trust may be posted monthly on GMO’s website. No confidentiality agreement is needed to access this information. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund’s Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.
To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.
In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund’s shareholders. GMO will seek to monitor a recipient’s use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.
The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Funds in connection with their day-to-day operations and management, including GMO, GMO’s affiliates, the Funds’ custodians and auditors, the Funds’ pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a

Fund’s behalf, and persons assisting the Funds in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.
No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.
Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.
If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of a Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust’s Chief Compliance Officer of the potential conflict, and the Trust’s Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s Chief Compliance Officer also is required to report his decision to the Board of Trustees.
GMO periodically reports the following information to the Board of Trustees:
•	Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

•	The nature and scope of disclosure of Portfolio Holdings Information to third parties;

•	Exceptions to the disclosure policy authorized by senior management of GMO; and

•	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.
Ongoing Arrangements To Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

Name of Recipient	Funds	Purpose of Disclosure
State Street Bank and Trust Company	All Funds (except Taiwan Fund and Flexible Equities Fund) All Funds	Custodial services Compliance testing

Brown Brothers Harriman & Co.	Taiwan Fund and Flexible Equities Fund	Custodial services and compliance testing

Name of Recipient	Funds	Purpose of Disclosure
Boston Global Advisors	All Funds (except Special Purpose Holding Fund)	Securities lending services

PricewaterhouseCoopers LLP	All Funds	Independent registered public accounting firm

ISS Governance Services	All Funds	Corporate actions services

Interactive Data	Taiwan Fund and Flexible Equities Fund	Fair value pricing

FactSet	All Funds	Data service provider
Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Funds	Purpose of Disclosure
Epstein & Associates, Inc.	All Funds	Software provider for Code of Ethics monitoring system

Financial Models Company Inc.	All Funds	Recordkeeping system
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES
The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. Each Fund is a series of the Trust. The fiscal year for each Fund ends on the last day of February.
Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-eight series: Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Opportunities Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged

International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; Inflation Indexed Plus Bond Fund; Special Situations Fund; and Flexible Equities Fund.
Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.
The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.
The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.
The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.
On June 2, 2008, the following shareholders held greater than 25% of the outstanding shares of a Fund of the Trust offered in the Private Placement Memoranda:

Fund*	Shareholders
GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund
c/o GMO
40 Rowes Wharf
Boston, MA 02110
GMO Short-Duration Collateral Fund	GMO Strategic Fixed Income Fund
c/o GMO
40 Rowes Wharf
Boston, MA 02110
GMO Special Purpose Holding Fund	VERIB NYXF1776322
Attn: Mutual Funds Operations
PO Box 3198
Pittsburgh, PA 15230
GMO Taiwan Fund	State of Connecticut Retirement
Plans and Trust Funds
55 Elm Street
Hartford, CT 06106
Pension Reserves Investment Trust
Stanley P Mavromates JR Deputy CIO
84 State Street Suite 250
Boston, MA 02109
GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund
c/o GMO
40 Rowes Wharf
Boston, MA 02110

*	Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet offered any shares for sale.
As a result, such shareholders may be deemed to “control” their respective series as such term is defined in the 1940 Act.
Shareholders should be aware that to the extent a shareholder’s investment in a Fund exceeds certain threshold amounts or percentages, the investment may constitute a reportable acquisition under the Hart-Scott-Rodino Act (“HSR”) and the shareholder may be required to make a corresponding filing under HSR. HSR regulations are complex and shareholders should consult their legal advisers about the precise HSR filing consequences of an investment in a Fund.
As of June 1, 2008, substantially all of each Fund’s shares were held by accounts for which the Manager has investment discretion.

MULTIPLE CLASSES
The Manager makes all decisions relating to aggregation of accounts for purposes of determining eligibility for the various classes of shares offered by a Fund. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.
VOTING RIGHTS
Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.
Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.
SHAREHOLDER AND TRUSTEE LIABILITY
Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.
The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUNDS’ SHARES
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Alternative Asset Opportunity Fund as of June 2, 2008:

Name and Address	% Ownership
GMO Benchmark Free Allocation Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	73.3

Name and Address	% Ownership
The Edna McConnell Clark Foundation Attn: Mr. Ralph Stefano Director of Finance 415 Madison Ave. 10th Floor New York, NY 10017	10.2
Phillips Exeter Academy Attn: Joseph Fellows 20 Main Street Exeter, NH 03833	8.4
JP Morgan Chase Bank as Directed Trustee for The Corning Retirement One Riverfront Plaza MP-HQ-E2-34 Corning, NY 14831	5.3
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Special Purpose Holding Fund as of June 2, 2008:

Name and Address	% Ownership
VERIB NYXF1776322 Attn: Mutual Funds Operations PO Box 3198 Pittsburgh, PA 15230	29.1
GMO Core Plus Bond c/o GMO 40 Rowes Wharf Boston, MA 02110	16.9
JP Morgan Chase As Direct Trustee For The IBM Personal Pension Plan Attn: Lisa Pinsky JP Morgan Chase 3 Metrotech Center 5th Floor Brooklyn, NY 11245	15.7
State Street Bank & Trust Co. as Trustee For GMAM Group Pension Trust II Attn: Jason Butler State Street Bank and Trust Company Two Avenue De Lafayette Boston, MA 02111	8.9
GMO Global Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	8.3

Name and Address	% Ownership
GMO International Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	6.8
GMO Inflation Indexed Plus Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	5.2
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of Taiwan Fund as of June 2, 2008:

Name and Address	% Ownership
Pension Reserves Investment Trust Stanley P Mavromates JR Deputy CIO 84 State Street Suite 250 Boston, MA 02109	71.5
State of Connecticut Retirement Plans And Trust Funds 55 Elm Street Hartford, CT 06106	26.9
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of World Opportunity Overlay Fund as of June 2, 2008:

Name and Address	% Ownership
GMO Strategic Fixed Income Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	57.8
GMO Core Plus Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	12.5
GMO International Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	7.6

Name and Address	% Ownership
JP Morgan Chase As Direct Trustee For The IBM Personal Pension Plan Trust Attn: Lisa Pinsky JP Morgan Chase 3 Metrotech Center 5th Floor Brooklyn, NY 11245	5.2
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Short-Duration Collateral Fund as of June 2, 2008:

Name and Address	% Ownership
GMO Strategic Fixed Income Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	44.0
GMO Domestic Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	22.2
GMO Core Plus Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	8.1
GMO International Bond Fund c/o GMO 40 Rowes Wharf Boston, MA 02110	5.2
Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet offered any shares for sale.
FINANCIAL STATEMENTS
The Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, included in the Annual Report for the fiscal year ended February 29, 2008 for each of Alternative Asset Opportunity Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund and filed with the SEC pursuant to Section 30(d) of the 1940 Act and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. Such Funds’ Annual Reports for the fiscal year ended February 29, 2008 were filed electronically with the SEC on Form N-CSR on May 5, 2008 (Accession No. 0001104659-08-029813).

Appendix A
GMO TRUST
SPECIMEN PRICE MAKE-UP SHEET
Following are computations for each Fund of the total offering price per share of each class of shares of beneficial interest of the Fund that are offered through the Private Placement Memoranda and that had shares of beneficial interest outstanding as of February 29, 2008, in each case based upon their respective net asset values and shares of beneficial interest outstanding as of the close of business on February 29, 2008. Flexible Equities Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, does not yet have any shares of beneficial interest outstanding.

Alternative Asset Opportunity Fund
Net Assets at Value (Equivalent to $33.11 per share based on 1,026,006 shares of beneficial interest outstanding)	$33,971,990
Offering Price	$33.11
Short-Duration Collateral Fund
Net Assets at Value (Equivalent to $24.03 per share based on 319,302,054 shares of beneficial interest outstanding)	$7,671,414,763
Offering Price	$24.03
Special Purpose Holding Fund
Net Assets at Value (Equivalent to $1.26 per share based on 554,071 shares of beneficial interest outstanding)	$696,837
Offering Price	$1.26
Special Situations Fund — Class III
Net Assets at Value (Equivalent to $21.32 per share based on 4,137,904 shares of beneficial interest outstanding)	$88,204,052
Offering Price	$21.32
Special Situations Fund — Class VI
Net Assets at Value (Equivalent to $21.33 per share based on 27,807,186 shares of beneficial interest outstanding)	$593,130,690
Offering Price	$21.33
Taiwan Fund
Net Assets at Value (Equivalent to $22.42 per share based on 9,828,062 shares of beneficial interest outstanding)	$220,359,130
Offering Price ($22.42 x 100/99.85)*	$22.45
World Opportunity Overlay Fund
Net Assets at Value (Equivalent to $25.68 per share based on 57,557,153 shares of beneficial interest outstanding)	$1,478,175,734
Offering Price	$25.68

*	Represents maximum offering price charged on certain cash purchases. See “How to Purchase Shares” and “Purchase Premium and Redemption Fee” in the Taiwan Fund Private Placement Memorandum.

A-1

Appendix B
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS
Commercial Paper Ratings
Commercial paper ratings of Standard & Poor’s are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor’s indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor’s indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
The rating Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.
Corporate Debt Ratings
Standard & Poor’s. A Standard & Poor’s corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor’s for corporate debt:
AAA — This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.
AA — Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.
A — Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B
BBB — Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.
BB, B, CCC, CC — Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
C — The rating C is reserved for income bonds on which no interest is being paid.
D — Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.
Plus (+) or Minus (-): The ratings from “AA” to “B” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
Moody’s. The following is a summary of the ratings used by Moody’s for corporate debt:
Aaa — Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa — Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.
A — Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.
Baa — Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B
Ba — Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B — Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa — Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca — Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C — Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Should no rating be assigned by Moody’s, the reason may be one of the following:
     1. An application for rating was not received or accepted.
     2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.
     3. There is lack of essential data pertaining to the issue or issuer.
     4. The issue was privately placed in which case the rating is not published in Moody’s publications.
Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.
Note:  Those bonds in the Aa, A, Baa, Ba and B groups which Moody’s believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C
GMO TRUST
PROXY VOTING POLICY
I. Statement of Policy
GMO Trust (the “Fund”) delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).
Therefore, the Board of Trustees (the “Board”) of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Fund when exercising voting authority on behalf of the Fund.
II. Standard
The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.
III. Review of Proxy Voting Procedures
The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.
The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.
The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.
IV. Disclosure
The following disclosure shall be provided:
     A. The Adviser shall make available its proxy voting records, for inclusion in the Fund’s Form N-PX.
     B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund’s annual filing on Form N-CSR or the statement of additional information.
     C. The Adviser shall cause the Fund’s shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund’s web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund’s web site.

Appendix C
GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
GMO AUSTRALASIA LLC
(TOGETHER “GMO”)
PROXY VOTING POLICIES AND PROCEDURES
Amended and Restated as of March 11, 2008
I. Introduction and General Principles
GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.
This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO’s proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client’s own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.
GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO’s fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.
II. Proxy Voting Guidelines
GMO has engaged ISS Governance Services, a unit of RiskMetrics Group (“ISS”), as its proxy voting agent to:
     (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;
     (2) ensure that proxies are voted and submitted in a timely manner;
     (3) handle other administrative functions of proxy voting;
     (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;
     (5) maintain records of votes cast; and
     (6) provide recommendations with respect to proxy voting matters in general.

Appendix C
Proxies generally will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time, subject to such modifications as may be determined by GMO (as described below). Copies of concise summaries of the current domestic and global ISS proxy voting guidelines are attached to these Proxy Voting Policies and Procedures as Exhibit A. To the extent GMO determines to adopt proxy voting guidelines that differ from the ISS proxy voting recommendations, such guidelines will be set forth on Exhibit B and proxies with respect to such matters will be voted in accordance with the guidelines set forth on Exhibit B. GMO reserves the right to modify any of the recommendations set forth in the ISS Proxy Voting Manual in the future. If any such changes are made, an amended Exhibit B to these Proxy Voting Policies and Procedures will be made available for clients.
Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.
III. Proxy Voting Procedures
GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:
     1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines set forth in the ISS Proxy Voting Manual, as modified from time to time by Exhibit B hereto;
     2. Overseeing the proxy voting process; and
     3. Providing periodic reports to GMO’s Compliance Department and clients as requested.
There may be circumstances under which a portfolio manager or other GMO investment professional (“GMO Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described in Section II. In such an event, the GMO Investment Professional will inform GMO’s Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the proxy voting guidelines described in Section II. GMO’s Corporate Actions Group will report to GMO’s Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.
IV. Conflicts of Interest
As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

Appendix C
In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients.
In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:
     1. GMO has a business relationship or potential relationship with the issuer;
     2. GMO has a business relationship with the proponent of the proxy proposal; or
     3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.
In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or (iii) request that the client votes such proxy. All such instances shall be reported to GMO’s Compliance Department at least quarterly.
V. Recordkeeping
GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:
     (1) a copy of these policies and procedures which shall be made available to clients, upon request;
     (2) a record of each vote cast (which ISS maintains on GMO’s behalf); and
     (3) each written client request for proxy records and GMO’s written response to any client request for such records.
Such proxy voting records shall be maintained for a period of five years.
VI. Reporting
GMO’s Compliance Department will provide GMO’s Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted

Appendix C
proxies in a manner inconsistent with the proxy voting guidelines described in Section II, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.
VII. Disclosure
Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client’s proxy.

Appendix C
Exhibit A
Concise Summary of 2008 U.S. Proxy Voting Guidelines
Effective for Meetings on or after Feb. 1, 2008
Updated Dec. 21, 2007
1. Auditors
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“other” fees) are excessive.
Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:
•	The tenure of the audit firm;

•	The length of rotation specified in the proposal;

•	Any significant audit-related issues at the company;

•	The number of audit committee meetings held each year;

•	The number of financial experts serving on the committee; and

•	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.
2. Board of Directors
Voting on Director Nominees in Uncontested Elections
Vote AGAINST or WITHHOLD from individual directors who:
•	Attend less than 75 percent of the board and committee meetings without a valid excuse;

•	Sit on more than six public company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards.

Appendix C
Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
•	The company’s proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

•	The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

•	The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/ against recommendation for this issue;

•	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•	The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/ against vote;

•	The company is a Russell 3000 company that underperformed its industry group (GICS group) under ISS’ “Performance Test for Directors” policy;

•	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election—any or all appropriate nominees (except new) may be held accountable.
Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:
•	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

•	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

•	The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

•	The full board is less than majority independent.

Appendix C
Vote AGAINST or WITHHOLD from the members of the audit committee if:
•	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

•	Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
Vote AGAINST or WITHHOLD from the members of the compensation committee if:
•	There is a negative correlation between the chief executive’s pay and company performance;

•	The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•	The company fails to submit one-time transfers of stock options to a shareholder vote;

•	The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

•	The company has backdated options (see “Options Backdating” policy);

•	The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.
Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.
Classification/Declassification of the Board
Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.
Cumulative Voting
Generally vote AGAINST proposals to eliminate cumulative voting. Generally vote FOR proposals to restore or provide for cumulative voting unless:
•	The company has proxy access or a similar structure to allow shareholders to nominate directors to the company’s ballot; and

•	The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Appendix C
Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).
Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all the following:
•	Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:
•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the chairman and the independent directors;

•	approves information sent to the board;

•	approves meeting agendas for the board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;
•	The company publicly discloses a comparison of the duties of its independent lead director and its chairman;

•	The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;

•	Two-thirds independent board;

•	All independent key committees;

•	Established governance guidelines;

•	The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns*, unless there has been a change in the Chairman/CEO position within that time; and

•	The company does not have any problematic governance issues.
Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

Appendix C
* The industry peer group used for this evaluation is the average of the 12 companies in the same six-digit GICS group that are closest in revenue to the company. To fail, the company must underperform its index and industry group on all four measures (one- and three-year on industry peers and index).
Majority Vote Shareholder Proposals
Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve- out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.
Open Access
Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:
•	The ownership threshold proposed in the resolution;

•	The proponent’s rationale for the proposal at the targeted company in terms of board and director conduct.
3. Proxy Contests
Voting for Director Nominees in Contested Elections
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:
•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.
Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Appendix C
Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:
•	The election of fewer than 50 percent of the directors to be elected is contested in the election;

•	One or more of the dissident’s candidates is elected;

•	Shareholders are not permitted to cumulate their votes for directors; and

•	The election occurred, and the expenses were incurred, after the adoption of this bylaw.
4. Takeover Defenses
Poison Pills
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:
•	Shareholders have approved the adoption of the plan; or

•	The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.
Vote FOR shareholder proposals calling for poison pills to be put to a vote within a year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.
Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:
•	No lower than a 20 percent trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand, or similar feature that limits the ability of a future board to redeem the pill;

•	Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced,

Appendix C
10 percent of the shares may call a special meeting, or seek a written consent to vote on rescinding the pill.
Shareholder Ability to Call Special Meetings
Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.
Supermajority Vote Requirements
Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.
5. Mergers and Corporate Restructurings
For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•	Negotiations and process — Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The aggregate CIC figure may be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective

Appendix C
parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
6. State of Incorporation
Reincorporation Proposals
Vote CASE-BY-CASE on proposals to change a company’s state of incorporation, taking into consideration both financial and corporate governance concerns, including:
•	The reasons for reincorporating;

•	A comparison of the governance provisions;

•	Comparative economic benefits; and

•	A comparison of the jurisdictional laws.
7. Capital Structure
Common Stock Authorization
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.
In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company’s performance and whether the company’s ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:
•	Rationale;

•	Good performance with respect to peers and index on a five-year total shareholder return basis;

•	Absence of non-shareholder approved poison pill;

•	Reasonable equity compensation burn rate;

•	No non-shareholder approved pay plans; and

•	Absence of egregious equity compensation practices.
Dual-Class Stock
Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

Appendix C
•	It is intended for financing purposes with minimal or no dilution to current shareholders;

•	It is not designed to preserve the voting power of an insider or significant shareholder.
Issue Stock for Use with Rights Plan
Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).
Preferred Stock
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock), and AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote FOR proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense), and FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.
8. Executive and Director Compensation
Equity Compensation Plans
Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:
•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits the repricing of stock options without prior shareholder approval;

•	There is a disconnect between CEO pay and the company’s performance;

•	The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or

•	The plan is a vehicle for poor pay practices.
Poor Pay Practices
Vote AGAINST or WITHHOLD from compensation committee members, the CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.
The following practices, while not exhaustive, are examples of poor compensation practices:
•	Egregious employment contracts (e.g., multi-year guarantees for salary increases, bonuses, and equity compensation);

Appendix C
•	Excessive perks (overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary);

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure (e.g., performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance);

•	Egregious pension/SERP (supplemental executive retirement plan) payouts (inclusion of additional years of service not worked that result in significant payouts, or inclusion of performance-based equity awards in the pension calculation;

•	New CEO with overly generous new hire package (e.g., excessive “make whole” provisions);

•	Excessive severance and/or change-in-control provisions: Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 3X cash pay;
•	Severance paid for a “performance termination,” (i.e., due to the executive’s failure to perform job functions at the appropriate level);

•	Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);

•	Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;
•	Poor disclosure practices, (unclear explanation of how the CEO is involved in the pay setting process, retrospective performance targets and methodology not discussed, or methodology for benchmarking practices and/or peer group not disclosed and explained);

•	Internal pay disparity (e.g., excessive differential between CEO total pay and that of next highest-paid named executive officer);

•	Other excessive compensation payouts or poor pay practices at the company.
Director Compensation
Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.
On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:
•	Director stock ownership guidelines with a minimum of three times the annual cash retainer.
•	Vesting schedule or mandatory holding/deferral period:

Appendix C
•	A minimum vesting of three years for stock options or restricted stock; or

•	Deferred stock payable at the end of a three-year deferral period.
•	Mix between cash and equity:
•	A balanced mix of cash and equity, for example 40 percent cash/60 percent equity or 50 percent cash/50 percent equity; or

•	If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.
•	No retirement/ benefits and perquisites provided to non-employee directors; and

•	Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.
Employee Stock Purchase Plans—Qualified Plans
Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:
•	Purchase price is at least 85 percent of fair market value;

•	Offering period is 27 months or less; and

•	The number of shares allocated to the plan is 10 percent or less of the outstanding shares. Vote AGAINST qualified employee stock purchase plans where any of the following apply:

•	Purchase price is less than 85 percent of fair market value; or

•	Offering period is greater than 27 months; or

•	The number of shares allocated to the plan is more than 10 percent of the outstanding shares.
Employee Stock Purchase Plans—Non-Qualified Plans
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:
•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

Appendix C
•	No discount on the stock price on the date of purchase since there is a company matching contribution.
Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.
Options Backdating
In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:
•	Reason and motive for the options backdating issue (inadvertent vs. deliberate grant date changes);

•	Length of time of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;

•	Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.
Option Exchange Programs/Repricing Options
Vote CASE-by-CASE on management proposals seeking approval to exchange/ reprice options, considering:
•	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing—was the stock price decline beyond management’s control?

•	Is this a value-for-value exchange?

•	Are surrendered stock options added back to the plan reserve?

•	Option vesting—does the new option vest immediately or is there a black-out period?

•	Term of the option—the term should remain the same as that of the replaced option;

•	Exercise price—should be set at fair market or a premium to market;

•	Participants—executive officers and directors should be excluded.
If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s three-year average burn rate. In addition to the

Appendix C
above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.
Vote FOR shareholder proposals to put option repricings to a shareholder vote.
Stock Plans in Lieu of Cash
Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock, and on plans that do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.
Transfer Programs of Stock Options
Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.
Vote CASE-BY-CASE on one-time transfers. Vote FOR if:
•	Executive officers and non-employee directors are excluded from participating;

•	Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

•	There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.
Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management’s control. A review of the company’s historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.
Vote AGAINST equity plan proposals if the details of ongoing Transfer of Stock Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed

Appendix C
to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:
•	Eligibility;

•	Vesting;

•	Bid-price;

•	Term of options;

•	Transfer value to third-party financial institution, employees and the company.
Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.
Shareholder Proposals on Compensation
Advisory Vote on Executive Compensation (Say-on-Pay)
 Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.
Compensation Consultants—Disclosure of Board or Company’s Utilization
Generally vote FOR shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.
Disclosure/Setting Levels or Types of Compensation for Executives and Directors
Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation. Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.
Pay for Superior Performance
Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company’s compensation plan for senior executives. The proposal should have the following principles:
•	Sets compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

Appendix C
•	Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

•	Establishes performance targets for each plan financial metric relative to the performance of the company’s peer companies;

•	Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.
Consider the following factors in evaluating this proposal:
•	What aspects of the company’s annual and long-term equity incentive programs are performance- driven?

•	If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

•	Can shareholders assess the correlation between pay and performance based on the current disclosure?

•	What type of industry and stage of business cycle does the company belong to?
Performance-Based Awards
Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:
•	First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

•	Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

Appendix C
In general, vote FOR the shareholder proposal if the company does not meet both of these two requirements.
Pre-Arranged Trading Plans (10b5-1 Plans)
Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:
•	Adoption, amendment, or termination of a 10b5-1 plan must be disclosed within two business days in a Form 8-K;

•	Amendment or early termination of a 10b5-1 plan is allowed only under extraordinary circumstances, as determined by the board;

•	Ninety days must elapse between adoption or amendment of a 10b5-1 plan and initial trading under the plan;

•	Reports on Form 4 must identify transactions made pursuant to a 10b5-1 plan;

•	An executive may not trade in company stock outside the 10b5-1 Plan.

•	Trades under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.
Recoup Bonuses
Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:
•	If the company has adopted a formal recoupment bonus policy; or

•	If the company has chronic restatement history or material financial problems.
Severance Agreements for Executives/Golden Parachutes
Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:
•	The triggering mechanism should be beyond the control of management;

•	The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the change of control);

•	Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Appendix C
Supplemental Executive Retirement Plans (SERPs)
Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding of all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.
9. Corporate Social Responsibility (CSR) Issues
Consumer Lending
Vote CASE-BY CASE on requests for reports on the company’s lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:
•	Whether the company has adequately disclosed mechanisms to prevent abusive lending practices;

•	Whether the company has adequately disclosed the financial risks of the lending products in question;

•	Whether the company has been subject to violations of lending laws or serious lending controversies;

•	Peer companies’ policies to prevent abusive lending practices.
Pharmaceutical Pricing
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.
Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:
•	The existing level of disclosure on pricing policies;

•	Deviation from established industry pricing norms;

•	The company’s existing initiatives to provide its products to needy consumers;

•	Whether the proposal focuses on specific products or geographic regions.
Product Safety and Toxic Materials
Generally vote FOR proposals requesting the company to report on its policies, initiatives/ procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:
•	The company already discloses similar information through existing reports or policies such as a supplier code of conduct and/or a sustainability report;

Appendix C

•	The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

•	The company has not been recently involved in relevant significant controversies or violations.
Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic chemicals and/or evaluate and disclose the financial and legal risks associated with utilizing certain chemicals, considering:
•	Current regulations in the markets in which the company operates;

•	Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

•	The current level of disclosure on this topic.
Climate Change
In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations unless:
•	The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;

•	The company’s level of disclosure is comparable to or better than information provided by industry peers; and

•	There are no significant fines, penalties, or litigation associated with the company’s environmental performance.
Greenhouse Gas Emissions
Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines, or litigation resulting from greenhouse gas emissions.
Political Contributions and Trade Associations Spending
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:
•	The company is in compliance with laws governing corporate political activities; and

Appendix C
•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.
Vote AGAINST proposals to publish in newspapers and public media the company’s political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions and trade association spending, considering:
•	Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•	The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures.
Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage. Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.
Sustainability Reporting
Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:
•	The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or

•	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Appendix C
2008 International Proxy Voting Guidelines Summary
Effective for Meetings on or after Feb 1, 2008
Updated Dec 17, 2007
1.	Operational Items
Financial Results/Director and Auditor Reports
Vote FOR approval of financial statements and director and auditor reports, unless:
•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.
Appointment of Auditors and Auditor Fees
Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:
•	There are serious concerns about the accounts presented or the audit procedures used;

•	The auditors are being changed without explanation; or

•	Non-audit-related fees are substantial or are routinely in excess of standard annual audit-related fees.
Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Appointment of Internal Statutory Auditors
Vote FOR the appointment or reelection of statutory auditors, unless:
•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Allocation of Income
Vote FOR approval of the allocation of income, unless:
•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Appendix C
Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.
Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.
Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.
Change in Company Fiscal Term
Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.
Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.
Amend Quorum Requirements
Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.
Transact Other Business
Vote AGAINST other business when it appears as a voting item.
2.	Board of Directors
Director Elections
Vote FOR management nominees in the election of directors, unless:
•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.
Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.
Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.
Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).
Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Appendix C
Please see the International Classification of Directors on the following page.
ISS Classification of Directors — International Policy 2008
Executive Director
•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.
Non-Independent Non-Executive Director (NED)
•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•	Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/ commercial relationship (unless company discloses information to apply a materiality test [3]);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative[1] of a current employee of the company or its affiliates;

•	Relative[1] of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (5 year cooling off period);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]

Appendix C
Independent NED
•	No material[5] connection, either directly or indirectly, to the company other than a board seat.
Employee Representative
•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).
Footnotes:
[1] “Relative” follows the U.S. SEC’s definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.
[2] Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.
[3] If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction).
[4] For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.
[5] For purposes of ISS’ director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.
Director Compensation
Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.
Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.
Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Appendix C
Vote AGAINST proposals to introduce retirement benefits for non-executive directors.
Discharge of Board and Management
Vote FOR discharge of the board and management, unless:
•	There are serious questions about actions of the board or management for the year in question; or

•	Legal action is being taken against the board by other shareholders.
Vote AGAINST proposals to remove approval of discharge of board and management from the agenda.
Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.
Vote AGAINST proposals to indemnify auditors.
Board Structure
Vote FOR proposals to fix board size.
Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.
Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.
3.	Capital Structure
Share Issuance Requests
General Issuances:
Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.
Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.
Specific Issuances:
Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.
Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Appendix C
Vote FOR specific proposals to increase authorized capital to any amount, unless:
•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.
Vote AGAINST proposals to adopt unlimited capital authorizations.
Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.
Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.
Capital Structures
Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.
Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.
Preferred Stock
Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.
Vote FOR the creation/ issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS’ guidelines on equity issuance requests.
Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.
Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.
Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.
Debt Issuance Requests
Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.
Vote FOR the creation/ issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS’ guidelines on equity issuance requests.

Appendix C
Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.
Pledging of Assets for Debt
Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.
Increase in Borrowing Powers
Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.
Share Repurchase Plans
Vote FOR share repurchase plans, unless:
•	Clear evidence of past abuse of the authority is available; or

•	The plan contains no safeguards against selective buybacks.
Reissuance of Shares Repurchased
Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.
Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.
4.	Other
Reorganizations/Restructurings
Vote reorganizations and restructurings on a CASE-BY-CASE basis.
Mergers and Acquisitions
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:
For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

Appendix C
•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.
Mandatory Takeover Bid Waivers
Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.
Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.
Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.
Related-Party Transactions
Vote related-party transactions on a CASE-BY-CASE basis.
Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.
Antitakeover Mechanisms
Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.
Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.
Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.
Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

Appendix C
Exhibit B
Modifications to recommendations set forth in the ISS Proxy Voting Manual
Shareholder Ability to Act by Written Consent
Vote FOR proposals to restrict or prohibit shareholder activity to take action by written consent.
Vote AGAINST proposals to allow or make easier shareholder action by written consent.
Cumulative Voting
Vote FOR proposals to eliminate cumulative voting.
Vote AGAINST proposals to restore or provide for cumulative voting.
Director Nominees
Vote WITH management’s recommendations regarding director nominees.
Shareholder Proposals
Vote WITH management’s recommendations regarding shareholder proposals.

GMO TRUST
PART C. OTHER INFORMATION

Item 23.	Exhibits

(a)	1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated June 23, 2000 (the “Declaration of Trust”);[4]
	2.	Amendment Nos. 1-8 to the Declaration of Trust;[7]
	3.	Amendment Nos. 9-10 to the Declaration of Trust;[9]
	4.	Amendment No. 11 to the Declaration of Trust;[11]
	5.	Amendment No. 12 to the Declaration of Trust;[12]
	6.	Amendment No. 13 to the Declaration of Trust;[13]
	7.	Amendment No. 14 to the Declaration of Trust; [26]
	8.	Amendment No. 15 to the Declaration of Trust; [26]
	9.	Amendment No. 16 to the Declaration of Trust;[14]
	10.	Amendment No. 17 to the Declaration of Trust; [26]
	11.	Amendment No. 18 to the Declaration of Trust;[15]
	12.	Amendment No. 19 to the Declaration of Trust;[17]
	13.	Amendment No. 20 to the Declaration of Trust;[18]
	14.	Amendment No. 21 to the Declaration of Trust;[19]
	15.	Amendment Nos. 22-25 to the Declaration of Trust;[20]
	16.	Amendment No. 26 to the Declaration of Trust;[21]
	17.	Amendment No. 27 to the Declaration of Trust;[22]
	18.	Amendment Nos. 28-29 to the Declaration of Trust;[23]
	19.	Amendment No. 30 to the Declaration of Trust;[26]
	20.	Amendment Nos. 31-32 to the Declaration of Trust;[27]
	21.	Amendment No. 33 to the Declaration of Trust;[30] and
	22.	Amendment Nos. 34-35 to the Declaration of Trust.[32]

(b)		Amended and Restated By-laws of the Trust, effective as of March 1, 2007 (the “By-laws”).[27]

(c)	1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[4] and
	2.	Please refer to Article 2 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.[20]

(d)	1.	Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”);[26]
	2.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly “GMO International Core Fund”), and GMO;[32]

3.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly “GMO Currency Hedged International Core Fund”), and GMO;[26]
4.	Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and;[26]
5.	Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[26]
6.	Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly “GMO Evolving Countries Fund”), and GMO; [26]
7.	Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO;[26]
8.	Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO;[26]
9.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO;[26]
10.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[26]
11.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly “GMO Short-Term Income Fund”), and GMO;[26]
12.	Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly “GMO Global Hedged Equity Fund”), and GMO;[26]
13.	Form of Management Contract between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO;[26]
14.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly “GMO U.S. Sector Fund” and “GMO U.S. Sector Allocation Fund”), and GMO;[26]
15.	Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO;[26]
16.	Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO;[26]
17.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly “GMO REIT Fund”), and GMO;[26]
18.	Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO;[26]
19.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]
20.	Form of Management Contract between the Trust, on behalf of GMO Global Balanced Asset Allocation Fund (formerly “GMO World Balanced Allocation Fund” and “GMO World Equity Allocation Fund”), and GMO;[2]

21.	Form of Management Contract between the Trust, on behalf of GMO Global Equity Allocation Fund (formerly “GMO Global (U.S.+) Equity Allocation Fund”), and GMO;[2]
22.	Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[26]
23.	Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Quality Fund (formerly “GMO Asia Fund”), and GMO;[26]
24.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and GMO;[26]
25.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[32]
26.	Form of Management Contract between the Trust, on behalf of GMO Special Purpose Holding Fund (formerly “GMO Alpha LIBOR Fund”), and GMO;[3]
27.	Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;[4]
28.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;[7]
29.	Form of Management Contract between the Trust, on behalf of GMO U.S. Quality Equity Fund, and GMO;[10]
30.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Global Growth Fund, and GMO;[32]
31.	Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;[15]
32.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[16]
33.	Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;[16]
34.	Form of Management Contract between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;[17]
35.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;[32]
36.	Form of Management Contract between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;[21]
37.	Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;[21]
38.	Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;[21]
39.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Value Fund, and GMO;[21]

	40.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Growth Fund, and GMO;[21]
	41.	Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;[21]
	42.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;[32]
	43.	Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;[22]
	44.	Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;[24]
	45.	Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;[24]
	46.	Management Contract between the Trust, on behalf of GMO Inflation Indexed Plus Bond Fund, and GMO;[25]
	47.	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO;[30] and
	48.	Management Contract between the Trust, on behalf of GMO Flexible Equities Fund, and GMO — Exhibit (d)48.

(e)	1.	Distribution Agreement (the “Distribution Agreement”), dated August 1, 2007, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC (“FD”).[31]

(f)		None.

(g)	1.	Form of Custodian Agreement (the “IBT Custodian Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company (“IBT”), as amended from time to time to include GMO Tobacco-Free Core Fund, GMO Domestic Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Core Plus Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO

International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, and GMO Special Situations Fund;[26]
	(i)	Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;[9]
	(ii)	Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank and Trust Company (“State Street Bank”) (as successor by merger to IBT);[30]
2.	Form of Custodian Agreement (the “BBH Custodian Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and Brown Brothers Harriman & Co. (“BBH”), as amended from time to time to include GMO Taiwan Fund, GMO Global Growth Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, and GMO Flexible Equities Fund;[6]
	(i)	Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust and BBH;[9]
	(ii)	Letter Amendment to the BBH Custodian Agreement, dated June 16, 2008, among the Trust and BBH — Exhibit (g)2(ii);
3.	Form of Accounting Agency Agreement (the “Accounting Agency Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund and GMO Flexible Equities Fund;[6]
	(i)	Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH;[26]
	(ii)	Letter Amendment to the Accounting Agency Agreement, dated June 16, 2008, between the Trust and BBH — Exhibit (g)3(ii);
4.	Form of 17f-5 Delegation Schedule (the “Delegation Schedule”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, and GMO Flexible Equities Fund;[6]
	(i)	Letter Amendment to the Delegation Schedule, dated June 16, 2008, among the Trust and BBH — Exhibit (g)4(i);
5.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO

Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, and GMO Special Situations Fund;[6] and
(i) Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT).[30]
(h)	1.	Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Small/Mid Cap Growth Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, and GMO Flexible Equities Fund;[26]
(i) Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[30]
(ii) Letter Amendment to the Transfer Agency and Service Agreement, dated June 16, 2008, among the Trust, GMO and State Street Bank (as successor by merger to IBT) — Exhibit (h)1(ii);
	2.	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of July 25, 2008 — Exhibit (h)2; and
	3.	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective June 30, 2008, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO — Exhibit (h)3.

(i)		Opinion and Consent of Ropes & Gray LLP.†

(j)		Consent of PricewaterhouseCoopers LLP — Exhibit (j).

(k)		Financial Statements—Not applicable.

(l)		None.
(m)	1.	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2008, on behalf of certain Funds listed on Appendix A thereto;[32]
	2.	Amended and Restated Administration Agreement, dated as of June 30, 2008, on behalf of certain Funds listed on Exhibit I thereto;[32]
	3.	Form of Service Agreement (“Service Agreement”), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;[5]
		(i)	Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto;[26]
		(ii)	Assignment Agreement, effective as of April 2, 2007, between Wachovia Bank, Ameriprise Financial Services, Inc. (f/k/a American Express Financial Advisors Inc.) and the Trust, on behalf of certain Funds listed on Schedule A thereto;[29]
	4.	Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto;[6]
	5.	Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(v)	Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
		(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

	6.	Form of Funds Trading Agreement (“BBH Funds Trading Agreement”), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;[6]
		(i)	Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[6]
		(ii)	Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
	7.	Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[9]
		(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]
		(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]
		(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]
		(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26] and
		(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.[26]

(n)		Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated June 16, 2008.[32]

(o)		Reserved.

(p)	1.	GMO Code of Ethics, dated April 19, 2007, adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., Renewable Resources LLC, and GMO Renewable Resources Ltd.[28]
	2.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of May 31, 2006, adopted by the Board of Trustees of the Trust.[27]

†	Previously filed with the Securities and Exchange Commission (“SEC”).

1.	Previously filed with the SEC as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Post-Effective Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.

2.	Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.

3.	Previously filed with the SEC as part of Post-Effective Amendment No. 60 to the Registration Statement under the 1940 Act on December 30, 1999, and hereby incorporated by reference.

4.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.

5.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.

6.	Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.

7.	Previously filed with the SEC as part of Post-Effective Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.

8.	Previously filed with the SEC as part of Post-Effective Amendment No. 70 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 87 to the Registration Statement under the 1940 Act on May 1, 2003, and hereby incorporated by reference.

9.	Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.

10.	Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.

11.	Previously filed with the SEC as part of Post-Effective Amendment No. 75 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 94 to the Registration Statement under the 1940 Act on January 23, 2004, and hereby incorporated by reference.

12.	Previously filed with the SEC as part of Post-Effective Amendment No. 96 to the Registration Statement under the 1940 Act on March 29, 2004, and hereby incorporated by reference.

13.	Previously filed with the SEC as part of Post-Effective Amendment No. 104 to the Registration Statement under the 1940 Act on June 25, 2004, and hereby incorporated by reference.

14.	Previously filed with the SEC as part of Post-Effective Amendment No. 95 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 120 to the Registration Statement under the 1940 Act on September 22, 2004, and hereby incorporated by reference.

15.	Previously filed with the SEC as part of Post-Effective Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.

16.	Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.

17.	Previously filed with the SEC as part of Post-Effective Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.

18.	Previously filed with the SEC as part of Post-Effective Amendment No. 107 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 134 to the Registration Statement under the 1940 Act on April 29, 2005, and hereby incorporated by reference.

19.	Previously filed with the SEC as part of Post-Effective Amendment No. 109 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 136 to the Registration Statement under the 1940 Act on May 27, 2005, and hereby incorporated by reference.

20.	Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.

21.	Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.

22.	Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.

23.	Previously filed with the SEC as part of Post-Effective Amendment No. 122 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 150 to the Registration Statement under the 1940 Act on May 1, 2006, and hereby incorporated by reference.

24.	Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.

25.	Previously filed with the SEC as part of Post-Effective Amendment No. 125 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 153 to the Registration Statement under the 1940 Act on May 31, 2006, and hereby incorporated by reference.

26.	Previously filed with the SEC as part of Post-Effective Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.

27.	Previously filed with the SEC as part of Post-Effective Amendment No. 127 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 156 to the Registration Statement under the 1940 Act on May 1, 2007.

28.	Previously filed with the SEC as part of Post-Effective Amendment No. 157 to the Registration Statement under the 1940 Act on June 28, 2007.

29.	Previously filed with the SEC as part of Post-Effective Amendment No. 128 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 158 to the Registration Statement under the 1940 Act on June 29, 2007.

30.	Previously filed with the SEC as part of Post-Effective Amendment No. 159 to the Registration Statement under the 1940 Act on July 27, 2007.

31.	Previously filed with the SEC as part of Post-Effective Amendment No. 129 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 160 to the Registration Statement under the 1940 Act on May 1, 2008.

32.	Previously filed with the SEC as part of Post-Effective Amendment No. 161 to the Registration Statement under the 1940 Act on July 27, 2008.

Item 24.	Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control
GMO Alternative Asset Opportunity Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% ownership(c)
GMO Special Purpose Holding Fund	GMO SPV I, LLC(a) (d)	74.9% ownership(c)

(a)	Included in the controlling Fund’s consolidated financial statements.

(b)	Organized under the laws of Bermuda.

(c)	As of the most recent fiscal year ended February 29, 2008.

(d)	Organized under the laws of the State of Delaware.

Item 25.	Indemnification
     Please refer to Article 4 (Indemnification) of the By-laws.
     In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds. The Trust also has entered into agreements with each of its trustees pursuant to which each of the Funds has agreed to indemnify each Trustee to the maximum extent permitted by applicable law against any liability and expense incurred by the Trustee by reason of the Trustee being or having been a Trustee.
     Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 26.	Business and Other Connections of Investment Adviser
     A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the prospectuses and “Investment Advisory and Other Services” in the statements of additional information, all forming part of this Registration Statement.
     Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s statements of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

Name	Position with Investment Adviser	Other Connections
Paul J. Bostock	Member	Director, Inquire UK, Baldocks Barn Chiddingstone Causway, Tonbridge, Kent TN11 8JX

Arjun Divecha	Member and Member of the Board of Directors	Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA 94513

R. Jeremy Grantham	Founding Member and Chairman of the Board of Directors	MSPCC Investment Committee, 555 Amory Street, Jamaica Plain, MA 02130; Board of Directors, Environmental Defense, 257 Park Avenue South, New York, NY 10010; Board Member, Imperial College of London — Grantham Institute for Climate Change, London

Name	Position with Investment Adviser	Other Connections
SW7 2AZ; Board Member, London School of Economics — Grantham Institute for Climate Change, Houghton Street, London, WC2A 2AE

Jon Hagler	Member of the Board of Directors	Overseer’s Advisory Board, WGBH Boston, 125 Western Ave., Boston, MA 02134; Trustee Emeritus, Texas A&M Foundation, Texas A&M University, College Station, TX 77843; Chairman, Vision 2020 Advisory Council, Texas A&M University, College Station, TX 77843

Bevis Longstreth	Member of the Board of Directors	Trustee, College Retirement Equity Fund, 730 Third Ave., NY, NY 10017-3206; Director, AMVESCAP, 1315 Peachtree Street, NE, Atlanta, GA 30309; Expert witness in periodic securities litigation; Trustee and financial adviser to certain high net worth individuals/families; Historical novelist; Fiduciary for various not-for-profit institutions

John Rosenblum	Vice Chairman of the Board of Directors	Director, The Chesapeake Corporation, 1021 East Cary Street, Richmond, VA 23219; Trustee, Landmark Volunteers, P.O. Box 455, Sheffield, MA 01257; Jamestown-Yorktown Foundation, Inc., P.O. Box 1607, Williamsburg, VA 23187-1607; American Civil War Center Foundation, 200 S. Third St., Richmond, VA 23219; Chair of the Board, Atlantic Challenge, 643 Main St., Rockland, ME 04841; University Symphony Society, 112 Old Cabell Hall, Charlottesville, VA 22903;

Name	Position with Investment Adviser	Other Connections
Treasurer and Board Member, Farnsworth Art Museum, 16 Museum Street, Rockland, Maine 04841

Eyk Van Otterloo	Founding Member and Member of the Board of Directors	Chairman of the Board, Chemonics International, 1133 20th Street, NW, Suite 600, Washington, D.C. 20036; Chairman of the Board, OneCoast Network LLC, 408 Jamesborough Drive, Pittsburgh, PA 15238; Board Member, Dimensional Photonics, 220 Ballardvale Street, Unit D, Wilmington, MA 01887; Overseer, Peabody Essex Museum, East India Square, Salem, MA 01970

Item 27.	Principal Underwriters

Item 27(a).	FD acts as principal underwriter for the following investment companies:
Allstate Financial
GMO Trust
Munder Series Trust II
Munder Series Trust
PayPal, Inc.
     FD is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. FD has its main address at 100 Summer Street, 15th Floor, Boston, Massachusetts 02110. FD is an indirect wholly-owned subsidiary of Foreside Financial Group LLC.

Item 27(b).	Information about Directors and Officers of FD is as follows:

Director or Officer	Positions and Offices with FD
Brian K. Bey	President and Director
Elliott Dobin	Secretary
Andrew H. Byer	Chief Compliance Officer
Wayne A. Rose	Assistant Chief Compliance Officer
James E. (Ed) Pike	Financial and Operations Principal
     The above FD directors and officers do not have positions or offices with the Trust.

     Item 27(c). Other Compensation received by FD from certain Funds of the Trust with respect to the last fiscal year(a):

Class M(b) Distribution and Service (12b-1) Fees
GMO Fund Name	March 1, 2007 through February 29, 2008
GMO U.S. Core Equity Fund	$265,683
GMO U.S. Growth Fund	$200,312
GMO International Intrinsic Value Fund	$50,094
GMO Foreign Fund	$22,016
GMO Emerging Countries Fund	$85,544

(a)	FD is entitled to receive any distribution and service (12b-1) fees paid by the Class M Shares for services rendered and expenses borne by FD which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto. During the last fiscal year, FD did not retain any of the distribution and service (12b-1) fees paid by the Funds and directed that the Funds remit the distribution and service (12b-1) fees directly to certain third party intermediaries who rendered services to the Funds.

(b)	Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FD.
Item 28. Location of Accounts and Records
     The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s distributor, Funds Distributor, LLC, 10 High Street, Boston, MA 02110; the Registrant’s custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant’s custodian for certain of the Funds and transfer agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.
Item 29. Management Services
     Not applicable.
Item 30. Undertakings
     None.

Notice
     A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 163 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 25th day of July, 2008.

GMO Trust

By:	/s/ SCOTT E. ESTON

Scott E. Eston
Title:	President; Chief Executive Officer; Principal Executive Officer

EXHIBIT INDEX
GMO TRUST

Exhibit Ref.	Title of Exhibit

Item 23.
(d)48	Management Contract between the Trust, on behalf of GMO Flexible Equities Fund, and GMO.

(g)2(ii)	Letter Amendment to the BBH Custodian Agreement, dated June 16, 2008, among the Trust and BBH.

(g)3(ii)	Letter Amendment to the Accounting Agency Agreement, dated June 16, 2008, among the Trust and BBH.

(g)4(i)	Letter Amendment to the Delegation Schedule, dated June 16, 2008, among the Trust and BBH.

(h)1(ii)	Letter Amendment to the Transfer Agency and Service Agreement, dated June 16, 2008, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(h)2	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of July 25, 2008.

(h)3	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective June 30, 2008, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO.

(j)	Consent of PricewaterhouseCoopers LLP.